Exhibit 2.3

PAYING AGENT, CONVERSION AGENT
AND REGISTRAR AGREEMENT

Dated April 11, 2000

Among

INTERNET INITIATIVE JAPAN INC.

THE BANK OF NEW YORK

and

BANQUE INTERNATIONALE À LUXEMBOURG

relating to

¥15,000,000,000
1.75% Convertible Notes
due 2005

TABLE OF CONTENTS

		PAGE

ARTICLE 1 DEFINITIONS

SECTION 1.01.	Definitions	2

ARTICLE 2 APPOINTMENTS

SECTION 2.01.	Appointments	2

ARTICLE 3 THE NOTES

SECTION 3.01.	Form of the Notes	3
SECTION 3.02.	Execution and Authentication	4

ARTICLE 4 PAYMENT

SECTION 4.01.	Payment to the Principal Paying Agent	4
SECTION 4.02.	Notification of Payment	5
SECTION 4.03.	Payment by Paying Agents	5

ARTICLE 5 NOTIFICATION IN THE EVENT OF NON-PAYMENT

SECTION 5.01.	Notification in the Event of Non-payment	6

ARTICLE 6 ADVANCES

SECTION 6.01.	Advances	6

ARTICLE 7 CONVERSION

SECTION 7.01.	Duties of the Conversion Agent	6
SECTION 7.02.	Notes Held by Conversion Agent	6

		PAGE

ARTICLE 17 GOVERNING LAW AND JURISDICTION

SECTION 17.01.	Governing Law	17
SECTION 17.02.	Jurisdiction	18
SECTION 17.03.	Agent for Service of Process	18
SECTION 17.04.	Waiver of Jury Trial	18

ARTICLE 18 COUNTERPARTS

SECTION 18.01.	Counterparts	18

EXHIBITS

Annex 1	Terms and Conditions of the Notes
Annex 2	Form of Notes
Annex 3	Form of Restricted Note
Annex 4	Form of Unrestricted Note

Exhibit A	Conversion Notice
Exhibit B	Form of notification to be sent by the Conversion Agent to the Company, the Transfer Agent and the Registrar
Exhibit C	Form of notification to be sent by the Share Custodian’s Agent to the Conversion Agent

     This Agreement is made on April 11, 2000 among:

(1)	INTERNET INITIATIVE JAPAN INC., as issuer of the Notes referred to below (the “Company”),

(2)	THE BANK OF NEW YORK (the “Bank”), at its specified offices in London, England as principal paying agent, conversion agent and registrar and

(3)	BANQUE INTERNATIONALE À LUXEMBOURG (“BIL”) at its specified offices in Luxembourg as Luxembourg paying and conversion agent.

Whereas:

(A)	The Company will issue its 1.75% Convertible Notes due 2005 (the “Notes”) in the aggregate principal amount of ¥15,000,000,000, convertible into shares of common stock, par value ¥50,000 per share, of the Company (the “Shares”). Shares issuable upon any such conversion are referred to herein as Conversion Shares. Converting Noteholders may, subject to the restrictions described in Condition 5 of the Terms and Conditions of the Notes (the “Terms and Conditions”), elect to receive American Depositary Shares (“Conversion ADSs”) evidenced by American Depositary Receipts (“ADRs”) issued by The Bank of New York, as Depositary (the “Depositary”), each representing at the date hereof 1/2000th of a Share, in lieu of Conversion Shares.

(B)	The Company wishes to appoint a principal paying agent, a conversion agent, a London paying agent, a Luxembourg paying and conversion agent, and a registrar to perform certain duties in connection with the payment of interest on, conversion of, and registration and transfer of, the Notes.

Now it is hereby agreed as follows:

ARTICLE 1
DEFINITIONS

     SECTION 1.01. Definitions.  Capitalized terms used herein and not otherwise defined shall, unless the context otherwise provides, have the meanings specified in the Terms and Conditions which are attached hereto as Annex 1. For purposes of this Agreement:

     “Business Day” means a day on which banks in London, Tokyo and Luxembourg are not authorized or obligated to close for business and on which foreign exchange dealings may be transacted in London, Tokyo and Luxembourg.

     Unless otherwise specified, all references herein to Articles, Sections, Exhibits and Annexes are to articles, sections, exhibits, annexes of or to this Agreement. References to specific Conditions are to Conditions contained in the Terms and Conditions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE 2
APPOINTMENTS

     SECTION 2.01. Appointments.  The Company hereby appoints the Bank to act as Registrar (the “Registrar”), principal paying agent (the “Principal Paying Agent”), and conversion agent (the “Conversion Agent”) in respect of the Notes and in accordance with the provisions of this Agreement and the Terms and Conditions. The Bank hereby accepts such appointment. The Company hereby appoints BIL to act as Luxembourg paying and conversion agent (the “Luxembourg Paying and Conversion Agent”) in respect of the Notes in accordance with the provisions of this Agreement and the Terms and Conditions and BIL hereby accepts such appointment. The Registrar, the Principal Paying Agent, the Conversion Agent and the Luxembourg Paying and Conversion Agent are collectively referred to herein as the “Agents” and each as an “Agent”. The Company reserves the right to vary or terminate the appointment of any Agent, to appoint additional or other registrars, paying agents or conversion agents, or to approve any change in the office through which any such Agent acts, provided that there will at all times be a registrar, a paying agent and a conversion agent for the Notes.

ARTICLE 3
THE NOTES

     SECTION 3.01. Form of the Notes.  Notes issued in definitive, fully registered and certificated form will be substantially in the form attached hereto as Annex 2. The Notes may have notations, legends or endorsements as required by law, securities exchange rules or usage. Each Note shall be dated the date of its authentication, as provided in Section 3.02. Except as set forth in Condition 1(5) of the Terms and Conditions, individual definitive Note certificates shall not be issued.

     The Notes shall on issue be represented by two permanent global certificates in registered form, without interest coupons. Notes initially sold in reliance on Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), shall be referred to as “Restricted Notes”. Restricted Notes will initially be represented by a single global Note in fully registered form without interest coupons (the “Restricted Global Note”). Notes initially sold in reliance on Regulation S under the Securities Act will be known as “Unrestricted Notes”. The Unrestricted Notes will initially be represented by a single global Note in fully registered form without interest coupons (the “Unrestricted Global Note” and together with the Restricted Global Note, the “Global Notes”). The Restricted Global Note and the Unrestricted Global Note will be registered in the name of The Bank of New York Depositary (Nominees) Limited, as nominee of The Bank of New York, the common depositary (the “Common Depositary”) for the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and deposited with a the Common Depositary. The Restricted Global Note and the Unrestricted Global Note shall be substantially in the forms attached as Annex 3 and Annex 4 hereto, respectively. The Terms and Conditions will be attached to each of the Notes and to each Global Note.

     Each Global Note shall represent the outstanding Notes as shall be specified therein, and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of the outstanding Notes represented thereby shall be made by the Registrar or at the direction of the Registrar.

     The Notes shall be issuable in minimum denominations of ¥24,000,000 and any amount in excess thereof that is a whole multiple of ¥24,000,000.

     SECTION 3.02. Execution and Authentication.  Each Global Note will bear the manual or facsimile signature of a duly authorized signatory of the Company and be dated the date of payment of the purchase price for the Notes to the Company. Each Global Note shall be authenticated manually by or on behalf of the Registrar as is required under the applicable regulations and conventions of Euroclear and Clearstream Luxembourg, respectively, pursuant to an order delivered by the Company to the Registrar, and signed by one of the Company’s authorized signatories.

ARTICLE 4
PAYMENT

     SECTION 4.01. Payment to the Principal Paying Agent.  The Bank shall act as Principal Paying Agent with respect to the Notes until such time as the Company varies such appointment. On the Record Date with respect to any payment due in respect of the Notes, the Principal Paying Agent shall obtain from the Registrar the principal amount of Notes represented by the Restricted Global Note and the principal amount of Notes represented by the Unrestricted Global Note and shall, on the Record Date, notify the Company as to the amount of such payment to be made to the Principal Paying Agent.

     In order to provide for the payments due in respect of the Notes outstanding on the Record Date, the Company shall unconditionally pay, or cause to be paid, to the Principal Paying Agent, for value on the second Business Day prior to the date such amounts in respect of the Notes are due, an amount in Japanese Yen sufficient (together with any funds then held by or on behalf of the Principal Paying Agent which are available for such purpose) to pay the amount due in respect of the Restricted Global Note and the Unrestricted Global Note in accordance with this Agreement and as provided in the preceding paragraph. Funds received by the Principal Paying Agent shall not be invested.

     The Company may make payment of any cash amounts due on conversion of Notes through the Principal Paying Agent. In such event, the Principal Paying Agent shall effect such payment promptly following receipt from the Company.

     In the event the Notes are issued as definitive certificates and not in the form of Global Notes, payments may be effected through the Luxembourg Paying and Conversion Agent.

     The Company hereby authorizes and directs the Principal Paying Agent, from the amounts paid to it, to transfer any or all such amounts to the Luxembourg Paying and Conversion Agent and authorizes and directs the Luxembourg Paying and Conversion Agent, from the amounts so transferred to it, to make payment on the Notes, as specified in Clause 4.03 below, on the relevant payment date as set forth in the Terms and Conditions, and the Luxembourg Paying and Conversion Agent shall ensure that such payments are credited to the respective recipients in a timely manner.

     SECTION 4.02. Notification of Payment.  The Company shall on or before 10:00 a.m. (London time) on the second Business Day prior to each due date for payment in respect of the Notes procure that the bank through which such payment is to be made will send the Principal Paying Agent confirmation that it has received from the Company an irrevocable instruction to make the relevant payment (by tested telex or authenticated SWIFT).

     SECTION 4.03. Payment by Paying Agents.  Out of the sums paid to the Principal Paying Agent in respect of interest and principal on the Notes, the Principal Paying Agent will make payments to Euroclear and Clearstream Luxembourg in Japanese Yen.

     Notwithstanding the forgoing, payments pursuant to Condition 5(6) or Condition 7 of the Terms and Conditions or payments made by the Company to the Noteholders according to section 2(e) of the Registration Rights Agreement, if any, will be payable through Euroclear and Clearstream Luxembourg to the registered account maintained by the payee. A Noteholder’s “registered account” means the yen account (in the case of a non-resident of Japan, the non-resident yen account) maintained by or on behalf of it with a bank in Japan, details of which appear on the Register at the close of business on the relevant Record Date and a Noteholder’s “registered address” means its address appearing on the Register at that time. Where payment is to be made by transfer to a registered account, payment instructions will be made for value on the due date.

     The Principal Paying Agent, and the Luxembourg Paying and Conversion Agent (collectively, the “Paying Agents”) shall obtain from the Registrar, and the Registrar shall supply, such details as are required for the Paying Agents to make payment as stated above.

     The Company shall provide for prompt notice to the Principal Paying Agent in case the Company has to undertake payments to the Noteholders according to section 2(e) of the Registration Rights Agreement.

     The Principal Paying Agent agrees to forward on to the Company any and all payments made by converting Noteholders in accordance with Condition 5 of the Terms and Conditions within five business days after the interest Payment Date.

ARTICLE 5
NOTIFICATION IN THE EVENT OF NON-PAYMENT

     SECTION 5.01. Notification in the Event of Non-payment.  The Principal Paying Agent shall forthwith notify the Company if it has not received payment unconditionally in the manner provided in Section 4.01 or if it has not received the confirmation required to be delivered in accordance with Section 4.02.

ARTICLE 6
ADVANCES

     SECTION 6.01. Advances.  If the amounts required for the payment of principal, interest or otherwise are not, or not fully, received by the Principal Paying Agent at the time and in the manner provided for in Section 4.01 and if the Principal Paying Agent has received the confirmation delivered in accordance with Section 4.02, the Paying Agents shall be entitled, but not in any event be obliged, to advance the necessary funds and to charge the Company interest on the amount of such advance at the rates applied by them from time to time on overdraft facilities extended to prime borrowers.

ARTICLE 7
CONVERSION

     SECTION 7.01. Duties of the Conversion Agent.  The Conversion Agent shall accept deposit on behalf of the Company of a Conversion Notice in the form of Exhibit A hereto (in duplicate), duly completed and signed, and any amount payable by the relevant holder under Condition 5 of the Terms and Conditions.

     SECTION 7.02. Notes Held by Conversion Agent.  On deposit of a Conversion Notice (in duplicate) and transfer of the corresponding principal amount of Notes and payment of any required amount in accordance with Section 7.01, the Conversion Notice so deposited, the Notes so transferred and any relevant payments shall be deemed to be held by the Conversion Agent as the agent of the Company.

     SECTION 7.03. Notification.  (a) Promptly following deposit of a Conversion Notice and transfer of the corresponding principal amount of Notes and payment of any required amount in accordance with Section 7.01 hereof, the Conversion Agent shall (i) verify that the person presenting the Conversion Notice is a holder of the Note referenced in the Conversion Notice; (ii) verify that the Conversion Notice (in duplicate) has been duly completed and signed in accordance with its terms; (iii) verify that the Conversion Notice is accompanied by all amounts payable, if any, by the holder under Condition 5; (iv) verify that a corresponding principal amount of Notes has been transferred to the account of the Conversion Agent with Euroclear and/or Clearstream Luxembourg; (v) endorse the Conversion Notice to that effect; (vi) indicate on the Conversion Notice whether it relates to Notes represented by the Unrestricted Global Note or Notes represented by the Restricted Global Note; (vii) notify the Company, the Registrar and the Company’s transfer agent in respect of the Shares (currently The Sumitomo Trust and Banking Company, Limited (the “Transfer Agent”)) and, where the converting holder has elected to receive Conversion ADSs, the Depositary (in each case, in the manner specified in Exhibit B hereto or such other form as shall for the time be the current form) by facsimile of the information required by Exhibit B with respect to each such Conversion Notice; and (viii) notify the Company of the amount of any cash received from the converting Noteholder required to be paid to the Company, and remit such cash as directed by the Company.

     (b)  Each Conversion Notice will specify the method by which the Noteholder will acquire the Conversion Shares or Conversion ADSs and cash, if any, deliverable upon conversion of the Notes to which it relates.

     SECTION 7.04. Notification to the Conversion Agent.  (a) Forthwith upon receipt of the notification referred to in Section 7.03(a), the Company shall cause the Share Custodian’s Agent to notify the Conversion Agent by facsimile (in the manner specified in Exhibit C hereto), in the case of a Note in respect of which the Conversion Right has been exercised, confirming transfer free of payment in accordance with such Conversion Notice of the relevant Conversion Shares. Where the converting holder has elected to receive Conversion ADSs, the Company shall (A) instruct the Transfer Agent to transfer the appropriate number of Shares to the Depositary or its custodian against issuance of ADSs representing such Shares and (B) instruct the Depositary to confirm transfer free of payment in accordance with such Conversion Notice.

     (b)  Promptly upon receipt of the verification referred to in Section 7.03(a) but not before, the Registrar shall remove the name of the relevant Noteholder from the Register or reduce the number of Notes of which it is holder, as appropriate, and decrease the aggregate principal amount of the Global Note which represented the Note(s) to which the Conversion Notice relates.

     SECTION 7.05. Company to Provide Notice.  Promptly upon any adjustment to the Conversion Price, the Company will provide the Principal Paying Agent with a notice setting forth the adjusted Conversion Price.

     SECTION 7.06. Conditions.  The Company undertakes to comply with the Terms and Conditions with respect to conversion of the Notes and (where so required in accordance with the Terms and Conditions) to cause Conversion Shares or Conversion ADSs to be transferred in satisfaction of the Conversion Right in accordance with the provisions hereof and the Terms and Conditions.

     SECTION 7.07. Duties of Luxembourg Paying and Conversion Agent in Respect of Conversion.  Conversions of Notes may be effected through the Luxembourg Paying and Conversion Agent. The Luxembourg Paying and Conversion Agent has the same rights and responsibilities in respect of any Notes submitted to it for conversion as are set forth in Sections 7.01 through 7.06 with respect to the Conversion Agent.

ARTICLE 8
EARLY REDEMPTION

     SECTION 8.01. Notice of Redemption.  If the Company intends to redeem the Notes in accordance with Condition 5(2) of the Terms and Conditions, it shall give notice to the Registrar of its intention in writing at least 5 days before the giving of the notice of redemption required to be given to Noteholders pursuant to such condition. Such notice shall state the date on which such Notes are to be redeemed and the principal amount of Notes to be redeemed.

     SECTION 8.02. Redemption Notice.  The Registrar shall publish the notice required in connection with such redemption, at the Company’s expense (upon receipt of such form of notice from the Company), as provided in Condition 10 of the Terms and Conditions. Such notice shall specify the date fixed for redemption, the redemption price and the manner in which redemption will be effected.

     SECTION 8.03. Partial Redemption.  In the case of a partial redemption of Notes pursuant to Condition 5(2) of the Terms and Conditions, the Notes to be redeemed will be selected in such manner as the Principal Paying Agent shall deem to be appropriate and fair.

ARTICLE 9
CANCELLATION OF NOTES

     SECTION 9.01. Cancellation by Registrar.   All Notes which are redeemed or converted shall be cancelled by the Registrar (if not already cancelled) and the amount of the relevant Global Note reduced.

     SECTION 9.02. Cancellation by Issuer.   The Company and any of its subsidiaries or affiliates may at any time purchase Notes in the open market or otherwise, subject to the provisions of Condition 5(28) of the Terms and Conditions. All Notes which are so purchased will be cancelled by the Registrar and the amount of the relevant Global Note reduced.

     SECTION 9.03. Cancelled Notes.   Each of the Paying Agents and the Conversion Agent shall provide to the Registrar all information required by the Registrar in order to give all the relevant details for the purpose of Section 9.04 hereof to the Registrar.

     SECTION 9.04. Certification of Payment Details.   Subject to receipt of the relevant information, each of the Paying Agents and the Conversion Agent shall as soon as practicable, and in any event within one month after the end of the calendar quarter during which any such redemption, conversion or payment (as the case may be) takes place, furnish the Company and the Registrar with a certificate stating (as applicable): (i) the aggregate amounts paid in respect of Notes redeemed or purchased by the Company and cancelled; and (ii) the aggregate principal amount of Notes converted and cancelled.

     SECTION 9.05. Records.   Subject to the receipt of the relevant information, each of the Paying Agents and the Conversion Agent shall keep a full and complete record of all Notes and of their redemption, repurchase, conversion, payment, cancellation, dispatch and replacement (as appropriate) and shall make such record available at all reasonable times to the Company and the Registrar.

     The Registrar shall notify each of the Paying Agents and the Conversion Agent of the aggregate principal amount of the Notes that are issued and the same shall form the basis of the records to be kept by each of the Agents.

ARTICLE 10
DUTIES OF REGISTRAR

     SECTION 10.01. The Register.   The Registrar shall maintain a register (the “Register”) in London, England in accordance with the Terms and Conditions. The Register shall show the aggregate amount of Notes represented by each Global Note at the date of issue and all subsequent transfers and changes of ownership in respect thereof and the names and addresses of the registered holders of the Notes.

     The Registrar shall at all reasonable times during office hours make the Register available to the Company, the Agents or any person authorized by any of them for inspection and for the taking of copies thereof or extracts therefrom, and the Registrar shall deliver, at the expense of the Company, to such persons all such lists of holders of Notes, their addresses, registered accounts, holdings and other details as they may request.

     SECTION 10.02. Transfers.   The Registrar will receive requests for the transfer of Notes and effect the necessary entries. Transfers of Notes will be made in accordance with the Terms and Conditions, the procedures established for this purpose among Euroclear, Clearstream Luxembourg and the Registrar, and the regulations of Euroclear and Clearstream Luxembourg applicable to such transfers. Any such transfer which results in a change to the aggregate principal amount of the Restricted Global Note and the Unrestricted Global Note will be notified by the Common Depositary to the Registrar as a transfer from one Global Note to the other. The Registrar shall promptly enter in the Register details of any transfer that shall cause the aggregate principal amounts represented by each Global Note to be amended accordingly and shall notify the Conversion Agent.

     Every Restricted Note shall be subject to the restrictions on transfer provided in the legend to be set forth in such Restricted Note, substantially in the form set forth in Annex 2 (the “Securities Act Legend”). Whenever a Restricted Note is presented for registration of transfer or a replacement certificate issued in respect of a Restricted Note, the Registrar shall only deliver certificates with respect to Restricted Notes that bear the Securities Act Legend, unless there is delivered to the Registrar satisfactory evidence, which may include an opinion of counsel, that neither the Securities Act Legend nor the restrictions on transfer therein are required to ensure compliance with the provisions of the U.S. Securities Act of 1933, as amended.

     SECTION 10.03. Miscellaneous.   The Registrar will carry out such other acts as may be necessary to give effect to the Terms and Conditions and the other provisions of this Agreement.

ARTICLE 11
REMUNERATION

     SECTION 11.01. Fees.   The Company shall, in respect of the services to be performed by each of the Agents under this Agreement, pay to each of the Agents the commissions, fees and expenses of each of the Agents as separately agreed in writing with each of the Agents.

     SECTION 11.02. Costs.   The Company shall pay to each of the Agents all reasonable out-of-pocket expenses incurred by it in its agency capacities in connection with the services performed under this Agreement, including reasonable attorneys fees and expenses, or in connection with the investigation or defence of any claims arising out of any action taken or omitted in connection with this Agreement (except where such claims result from the misconduct, negligence, wilful default, bad faith or breach of terms of this Agreement by such Agent, its officers, agents or employees) promptly upon receipt from such Agent of notification of the amount of such expenses together with the relevant invoices and/or receipts.

     SECTION 11.03. Stamp Duties.   The Company shall pay or reimburse all stamp, transaction and other taxes, fees or duties, if any, to which this Agreement may be subject.

ARTICLE 12
USE OF MONEY BY PAYING AGENTS

     SECTION 12.01. Use of Money by Paying Agents.   Each of the Paying Agents shall be entitled to deal with moneys paid to it by the Company for the purposes of this Agreement in the same manner as other moneys paid to a banker by its customers and shall not be liable to account to the Company for any interest thereon. None of the Agents shall exercise any right of set-off or lien or similar claim over moneys paid to it or by it under this Agreement.

ARTICLE 13
MISCELLANEOUS

     SECTION 13.01. Publication of Notices.   On behalf of and at the request and expense of the Company, the Registrar will promptly cause to be published any notices required to be given by the Company with respect to the Notes in accordance with the Terms and Conditions, except as otherwise set out herein.

     SECTION 13.02. No Implicit Duties.   Each Agent shall be obliged to perform such duties, and only such duties, as are specifically set forth herein and in the Terms and Conditions, and no implied duties or obligations shall be read into this Agreement or the Terms and Conditions against any of them. Each Agent, in any of its agency functions under this Agreement, shall be under no obligation to take any action hereunder which may involve any expenditure of funds or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

     SECTION 13.03. No Agency Or Trust.   In acting hereunder and in connection with the Notes, each Agent shall act solely as agent of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Noteholders.

     SECTION 13.04. Liability.   Each Agent shall be protected and shall incur no liability for or in respect of any action properly taken, omitted or suffered in reliance upon any instruction, request or order from the Company or any Noteholder, Note, form of transfer, Conversion Notice, resolution, direction, consent, certificate, affidavit, statement, telex, facsimile transmission or other paper or document believed by it in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

     SECTION 13.05. Indemnity by the Company.   The Company will indemnify each Agent against any loss, liability, reasonable cost, claim, action or demand which it may properly incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its function under this Agreement, except such as may result from a material breach by it of this Agreement or its own wilful misconduct, wilful default, gross negligence or bad faith or that of its officers, employees, agents or any of them. The provisions of this Section 13.05 and of Sections 11.01 and 11.02 shall survive payment in full of all sums in respect of the Notes, the resignation or removal of such Agent and the termination of this Agreement.

     SECTION 13.06. Liability of the Agent.   No Agent shall be liable for any loss, liability, cost, claim, action or demand arising under this Agreement except to the extent due to its wilful misconduct, gross negligence, wilful default, or bad faith or that of its officers, agents or employees. The provisions of this Section 13.06 shall survive the payment in full of all sums in respect of the Notes, the resignation or removal of such Agent and the termination of this Agreement.

     SECTION 13.07. Advice of Counsel.   Each of the Agents may consult with counsel satisfactory to it and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and without negligence.

     SECTION 13.08. Copies of Documents.   So long as any of the Notes remains outstanding, the Company shall provide each of the Paying Agents with a sufficient number of copies of each of the documents which are required to be made available by stock exchange regulations or stated as being available in the offering circular relating to the Notes and, subject to being provided with such copies, each Paying Agent will procure that such copies shall be available at its specified office for examination by Noteholders and that copies thereof will be furnished to Noteholders upon request.

     SECTION 13.09. Acquisition of Notes.   Each of the Agents and its respective officers, directors and employees, in an individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes, Shares or other obligations or securities of the Company, or any other person with the same rights that it or they would have if it were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company or any other person and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or other obligations of the Company or any other person as freely as if it were not appointed hereunder.

     SECTION 13.10. Merger.   Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party shall, to the extent permitted by applicable law, be a successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Company and the Noteholders.

     SECTION 13.11. Severability.   In the event that any one or more of the provisions contained in this Agreement should be held invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties to this Agreement shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid provisions the effect of which comes as close as possible to that of the invalid or unenforceable provisions.

ARTICLE 14
REPLACEMENT OF AGENTS

     SECTION 14.01. Agents Required.   The Company agrees that as long as any of the Notes are outstanding or until moneys for the payment of principal of and interest on, and any other amounts due with respect to, all Notes have been made available at the offices of the respective Paying Agents and shall have been transmitted to the Noteholders, to the extent required by the terms of such Notes, there shall at all times be a registrar, a conversion agent, a paying agent in the United Kingdom and (so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require) a paying and conversion agent in Luxembourg.

     SECTION 14.02. Appointment.   The Company may appoint further or other agents. The Company may also terminate the appointment of any Agent at any time. Such termination shall be effective by giving at least 90 days’ written notice to that effect to such Agent.

     However, no such notice relating to the termination of the appointment of any Agent shall take effect until a new Agent has been appointed. The Company shall procure that there is at all times an Agent performing the functions set forth in this Agreement as required by the Terms and Conditions. The termination of the appointment of any Agent shall not take effect (i) until notice thereof shall have been given to the Noteholders in accordance with Condition 10 or (ii) within the period commencing 45 days immediately preceding any due date for a payment in respect of the Notes and ending 15 days after such date.

     SECTION 14.03. Resignation.   An Agent may resign its appointment hereunder at any time by giving to the Company at least 60 days’ written notice to that effect unless shorter notice is agreed by the Company, provided that (i) such resignation shall not take effect until a new Agent performing the functions set forth in this Agreement has been appointed; (ii) no such resignation shall take effect unless upon the expiry of the notice period there is an Agent as required by Article 14 and the Terms and Conditions; (iii) no such resignation shall take effect until notice thereof shall have been given to the Noteholders in accordance with Condition 10; and (iv) no such notice shall be given so as to expire within a period commencing 45 days immediately preceding any due date for a payment in respect of the Notes and ending 15 days after such date. If a successor agent has not been appointed within the time specified by the provisions hereof, then the Agent may petition a court of competent jurisdiction for such appointment.

     SECTION 14.04. Delivery of Records by Agent on Termination.   If the appointment of an Agent hereunder is terminated or an Agent resigns its appointment hereunder, such Agent shall, on the date on which such termination or resignation takes effect, pay to the successor Agent the amounts held by it in respect of Notes which have not been presented for payment and any other amounts held by it in respect of the Notes and shall deliver to the successor Agent all records concerning Notes maintained by the Agent pursuant to this Agreement, but shall have no other duties or responsibilities hereunder.

     SECTION 14.05. Change of Office.   If an Agent shall change its specified office, it shall give to the Company and the Registrar not less than 30 days’ prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter, such Agent shall give to the Noteholders, on behalf of and at the expense of the Company, notice of such change and the address of the new specified office in accordance with Condition 10 of the Terms and Conditions.

ARTICLE 15
NOTICES

     SECTION 15.01. Notices.   Any communication shall be in English, in writing, and shall be addressed to the relevant party hereto as follows:

(a)	If to the Company:

Internet Initiative Japan Inc. Takebashi Yasuda Bldg. 3-13 Kanda Nishiki-cho Chiyoda-ku, Tokyo 101-0054 Attn: Mr. Akihisa Watai Manager, President Office Fax: 81-3-5259-6131

(b)	If to the Principal Paying Agent, Conversion Agent, and Registrar:

The Bank of New York, London Branch One Canada Square London E14 5AL England Attn: Global Trust Services Fax: 44-171-893-6399

(c)	If to the Luxembourg Paying and Conversion Agent:

Banque Internationale a Luxembourg 69, route d’Esch L-2953 Luxembourg Attn: Fiscal and Listing Agencies Department Fax: 352-4590-4227

     Any communication shall be deemed to have been given when received by the relevant party.

     Any of the parties named above may change its address for the purpose of this Article 15 by giving notice of such change to the other parties to this Agreement.

ARTICLE 16
AMENDMENTS, SUPPLEMENTS, WAIVERS

     SECTION 16.01. Without Consent of Holders.   The Company may amend, supplement or modify this Agreement or the Terms and Conditions without the consent of any Noteholder for the purpose of:

(a)	adding to the covenants of the Company for the benefit of the Noteholders; or

(b)	surrendering any right or power conferred upon the Company; or

(c)	securing the Notes; or

(d)	evidencing the assumption by another legal entity of all of the obligations of the Company with respect to the Notes as the result of a merger, consolidation, or other form of consolidation permitted by Condition 8(d) of the Terms and Conditions; or

(e)	curing any ambiguity, inconsistency, defect or omission in this Agreement or the Notes or between the Terms and Conditions and the Notes; or

(f)	complying with mandatory provisions of Japanese law.

     SECTION 16.02. With Consent of Holders.   The Company may amend, supplement or modify this Agreement or the Terms and Conditions and past defaults under the Terms and Conditions or this Agreement may be waived, with the written consent of the Noteholders of not less than sixty-six and two thirds percent (66 2/3%) in aggregate principal amount of the Notes outstanding. Any such written consent may be arranged by the Company or the Noteholders, and notified to the Registrar. Without the written consent or affirmative vote of each Noteholder affected, no amendment, supplement, modification or waiver under this Section may.

(a)	waive a default in the payment of the principal of or interest on any Note, or change the stated maturity of the principal of or the time for payment of any installment of interest on any Note, or change the currency of payment of the principal of, or interest on, any Note or reduce the principal amount of, or the rate of interest on, any Note, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Note;

(b)	reduce the above-stated percentage in principal amount of the outstanding Notes required for any modification of or amendment to the terms and conditions of the Notes, or of any waiver of any past default;

(c)	modify any of the provisions of this paragraph except to provide that certain other provisions of the Terms and Conditions of the Notes cannot be modified, amended or waived without the consent of the holder of each outstanding Note affected thereby.

ARTICLE 17
GOVERNING LAW AND JURISDICTION

     SECTION 17.01. Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions.

     SECTION 17.02. Jurisdiction.   The courts of the State of New York are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any litigation or proceedings arising out of or in connection with this Agreement shall be brought in such courts. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York for proceedings or legal action arising out of this Agreement.

     SECTION 17.03. Agent for Service of Process.   The Company hereby appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as agent for service of process for all proceedings or legal action arising out of this Agreement and brought in the courts of the State of New York.

     SECTION 17.04. Waiver of Jury Trial.   The Company, each of the Agents and the Register hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the Notes or the transaction contemplated hereby.

ARTICLE 18
COUNTERPARTS

     SECTION 18.01. Counterparts.   This Agreement may be executed in counterparts which when taken together shall constitute one and the same instrument.

     This Agreement has been entered into on the date first written above.

INTERNET INITIATIVE JAPAN INC.

Name: Koichi Suzuki Title: President & CEO

THE BANK OF NEW YORK

Name: Title:

BANQUE INTERNATIONALE À LUXEMBOURG

Name: Title:

Annex 1

TERMS AND CONDITIONS OF THE NOTES

     The 1.75% Convertible Notes due 2005 (the “Notes”), in the aggregate principal amount of ¥15,000,000,000, will be issued by Internet Initiative Japan Inc. (the “Company”) in amounts of ¥24,000,000 and integral multiples thereof without coupons. The Notes are unsecured and unsubordinated obligations of the Company and will rank pari passu and without any preference among themselves. The Notes will mature on March 31, 2005 and be payable at a price of 100% of the principal amount thereof. The Notes will bear interest at 1.75% per annum from their date of issuance, payable in arrears semi-annually on March 31 and September 30 of each year, commencing on September 30, 2000.

     On and after July 3, 2000 and on or before March 15, 2005 (the “Conversion Period”), unless previously redeemed or repurchased, the Notes will be convertible into shares of common stock of the Company, par value ¥50,000 per share (the “Shares”). At the election of the holder of a Note, such Shares may be delivered in the form of American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) issued by The Bank of New York, as Depositary. Such conversion will initially be at a conversion price of ¥24,000,000 per Share (the “Conversion Price”), subject to adjustment upon the occurrence of certain events described in Condition 5. Shares issued upon any such conversion are referred to herein as “Conversion Shares”, and ADSs delivered upon such conversion and representing Conversion Shares are referred to herein as “Conversion ADSs”.

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2003 and on or before March 15, 2005, upon not more than 60 days nor less than 30 days prior notice, at par with unpaid and accrued interest, subject to the limitation specified in Condition 5 relating to the Trading Price.

     The Company has entered into a paying agent, conversion agent and registrar agreement (the “Agency Agreement”) dated April 11, 2000 with The Bank of New York and Banque Internationale à Luxembourg S.A. Copies of the Agency Agreement are available for inspection by holders of the Notes at the specified offices of The Bank of New York and Banque Internationale à Luxembourg S.A. The holders of the Notes are bound by, and are deemed to have notice of, all of the provisions of the Agency Agreement.

1. Denomination and Form

     (1)  The Notes will be issued in registered form in denominations of ¥24,000,000 and integral multiples thereof without interest coupons attached. A certificate (each a “Certificate”) will be issued to each holder of Notes in respect of its registered holding of Notes. Each Note and each Certificate will have an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 1(2)). The Notes are not issuable in bearer form.

     (2)  The Notes will initially be in the form of permanent global notes (the “Global Notes”) deposited with a common depositary (the “Common Depositary”) for the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Luxembourg”), which will initially be The Bank of New York. Notes sold in reliance on Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), are referred to as “Restricted Notes”. Restricted Notes will initially be represented by one of the Global Notes (the “Restricted Global Note”). Certificates with respect to Notes sold in reliance on Regulation S under the Securities Act are referred to as “Unrestricted Notes”. The Unrestricted Notes will initially be represented by the other Global Note (the “Unrestricted Global Note”). Interests in the Notes represented by the Global Notes may be held only through Euroclear and Clearstream Luxembourg. Interests in the Notes of participants in Euroclear and Clearstream Luxembourg will be represented by book entries on the records of Euroclear and Clearstream Luxembourg, as the case may be. The amount of Notes represented by each of the Restricted Global Note and the Unrestricted Global Note will be evidenced by the register (the “Register”) maintained for that purpose by a registrar (the “Registrar”), which initially will be The Bank of New York.

     (3)  Each Certificate will bear the manual or facsimile signature of a duly authorized signatory of the Company as well as the manual signature of an authentication officer of the Registrar. Title to the Notes will pass in the manner described below in Condition 2. The registered holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it and no person will be liable for so treating such holder. In these Terms and Conditions, “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered in the Register.

     (4)  Upon the issuance of the Global Notes, each of Euroclear and Clearstream Luxembourg will credit, on its respective book-entry registration and transfer system, the respective principal amounts of the Notes represented by the Global Notes to the accounts of institutions that have accounts with it (as the case may be, “Euroclear Participants” or “Clearstream Participants”). The accounts to be credited will be designated by Goldman Sachs International. Ownership of beneficial interests in the Global Notes will be limited to Euroclear and Clearstream Participants or persons that may hold interests through Euroclear or Clearstream Participants. Ownership of interests in the Global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by Euroclear and Clearstream Luxembourg (with respect to Euroclear and Clearstream Participants’ interests) and by such Euroclear and Clearstream Participants (with respect to the owners of beneficial interests in the Global Notes).

     Rights of a person owning a beneficial interest in a Global Note are governed by the procedures of Euroclear or Clearstream Luxembourg and, if such person is not a Euroclear or Clearstream Participant, by the procedures of the Euroclear or Clearstream Participant through which such person owns its interest.

     (5)  So long as the Notes are represented by the Global Notes, registration in a name other than that of Euroclear or Clearstream Luxembourg or their nominees will not be permitted unless either (i) Euroclear or Clearstream Luxembourg notifies the Company that it is unwilling or unable to continue as a clearing system in connection with a Global Note, and a successor clearing system is not appointed by the Company within 90 days after its receipt of such notice, or (ii) the Company shall have determined in its sole discretion that the Notes shall no longer be represented by Global Notes. In these circumstances, Notes in definitive form may be registered in the names of the persons owning the beneficial interests therein as evidenced by the account records of Euroclear or Clearstream Luxembourg, as the case may be; provided that no Notes in definitive form will be issued until after the fortieth day after the later of the commencement of the initial offering of the Notes and the original issue date of the Notes. Such account records will, in the absence of manifest error, be conclusive evidence of the identity of such persons owning beneficial interests in the Global Notes.

2. Transfer of Notes

     (1)  The Company will cause to be kept, at the office of the Registrar, the Register on which the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers and exchanges of Notes shall be kept.

     (2)  Subject to the Agency Agreement and clauses (3) and (4) below, a Note may be transferred, in whole or in part, by surrender of the Certificate issued in respect of that Note, with the form of transfer duly completed and signed by the transferor at the specified office of the Registrar. No transfer of title to any Note will be effective unless and until entered on the Register. If Notes in definitive form are issued, transfers may also be effected through the Luxembourg Paying Agent and Conversion Agent.

     (3)  Transfers of interests in Notes between participants of Euroclear and Clearstream Luxembourg shall be effected in accordance with procedures established by Euroclear and Clearstream Luxembourg.

     (4)  The conversion of a Note represented by a Global Note for a Note represented by another Global Note shall be recorded on the Register and shall be effected by an increase or a reduction in the aggregate amount of Notes represented by each Global Note by the aggregate amount of converted Notes.

     (5)  Conversions pursuant to Condition 2(4) may not be effected during the period commencing on the Record Date (as defined in Condition 6(5)) and ending on the related Payment Date (as defined in Condition 6(6)) (both dates inclusive).

     (6)  In case of a conversion of Notes into Shares, the conversion will be recorded in the Register and a corresponding reduction of the aggregate amount of the Notes represented by the relevant Global Note shall be made.

3. Negative Pledge

     So long as any of the Notes remains outstanding the Company will not create or permit to be outstanding any pledge, mortgage, lien, hypothecation, encumbrance, charge or other security interest upon the whole or any part of its undertaking, property or assets, present or future, to secure any Bonds issued by the Company or issued by any subsidiary of the Company and guaranteed by the Company for the benefit of the holders without in any such case at the same time securing the Notes equally and ratably therewith or providing such other security for the Notes as shall be approved by Noteholders representing more than 50% of the aggregate outstanding principal amount of the Notes. For purposes of this Condition 3, the term “Bonds” means any indebtedness in the form of or represented by bonds, notes, debentures or other similar securities which: (a)(i) are by their terms payable, or confer a right to receive payment, in any currency other than yen or (ii) are denominated in yen and more than 50% of the aggregate principal amount of which is initially distributed outside of Japan by or with the authorization of the Company, (b) by their terms are payable more than one year after issuance and (c) are listed, quoted or traded on any stock exchange or any over-the-counter or other securities market outside of Japan.

4. Interest

     (1)  The Notes shall bear interest from their date of issuance (April 11, 2000), at the rate of 1.75% per annum (the “Rate of Interest”), payable semi-annually in arrears on March 31 and September 30 in each year, commencing on September 30, 2000, in the manner provided in Condition 6.

     (2)  Each Note will cease to bear interest at the end of the day preceding the Due Date (as defined in Condition 6(6)) for principal unless, upon due presentation, payment of principal is improperly withheld or refused, in which case such Note will continue to bear interest at the same rate until the end of the day on which all amounts due in respect of such Note up to that day are received at the office of the Principal Paying Agent named in Condition 9.

     (3)  Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of a period of less than a complete month, the actual number of days elapsed.

5. Redemption, Conversion and Purchase

     (1)  Unless previously redeemed or converted as specified below, the Company will redeem each Note at their principal amount on March 31, 2005, with payment to be made in the manner provided in Condition 6. The Notes may not be redeemed at the option of the Company other than in accordance with Condition 5(2).

     (2)  The Notes are not entitled to any sinking fund. At any time on or after April 1, 2003 and on or before March 15, 2005, the Notes will be redeemable at the Company’s option on at least 30 and not more than 60 days’ notice, in whole or in part, at par with unpaid and accrued interest; provided however, that for a redemption pursuant to this Condition 5(2) to occur, the Closing Trading Price for the Company’s Shares on the Principal Market, on each Trading Day during a period of 30 consecutive Trading Days ending no more than five Trading Days prior to the day on which the notice of redemption is given, must be at least 140% of the Conversion Price then in effect. In the case of a partial redemption of Notes pursuant to this Condition 5(2), the Notes to be redeemed will be selected in such manner as the Principal Paying Agent shall deem to be appropriate and fair, not more than 60 and at least 30 days prior to the date fixed for redemption. With respect to any redemption pursuant to this Condition 5(2), the Company will give notice to the Noteholders in accordance with Condition 10 specifying the redemption date and, in the case of a partial redemption, the identifying numbers of the Notes selected for redemption, not less than 30 days prior to that date. All Notes which are redeemed by the Company will be cancelled and, accordingly, may not be reissued or resold.

     "Principal Market” means the principal trading market for Shares or depositary receipt representing Shares as determined from time to time by the Board of Directors of the Company. At the date of initial issuance of the Notes, the Principal Market is the Nasdaq National Market.

     "Trading Day” means a day on which normal trading is conducted on the Principal Market.

     "Closing Trading Price” means, for any day, the last reported sales price (regular way) of Shares on the Principal Market or, if such a last reported sales price is not available, the average of the closing bid and asked prices of Shares for such day as furnished by any member firm or market maker for the Shares on the Principal Market selected from time to time by the Company for the purpose and approved by the Principal Paying Agent, in each case converted into Japanese yen if the Principal Market is outside of Japan at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York; provided that if trading on the Principal Market is in depositary shares (or similar instruments) representing Shares rather than in Shares themselves, then the Closing Trading Price shall be the price of such depositary shares, determined as set forth above, multiplied by the number of ADSs representing one Share, and converted into yen as set forth above.

     (3)  In the event of a Change of Control of the Company, each Noteholder will have the right to require the Company to redeem all or a portion of such Noteholder’s Notes on the date that is 30 days after the date on which such Change of Control occurs at the principal amount thereof, together with accrued and unpaid interest to, but excluding, the redemption date. The Company shall give each Noteholder notice of such Change of Control in accordance with the provisions of Condition 10 hereof not later than 10 days after the date on which such Change of Control occurs.

     "Change of Control” means that beneficial ownership of 51% or more of the outstanding Shares of the Company (or ADSs representing Shares) is acquired by any person or persons acting in concert, including a holding company owned by persons who were shareholders of the Company prior to the establishment of such holding company.

     (4)  Subject to compliance with the provisions of this Condition 5, each Noteholder has the right (A) to convert its Notes (the “Conversion Right”) into Conversion Shares at any time during the Conversion Period referred to below and (B) to elect to take delivery of such shares in the form of Conversion ADSs but only if such holder is converting Unrestricted Notes or, if converting Restricted Notes, is selling such ADSs pursuant to an effective Shelf Registration Statement or after expiration of the holding period applicable to sales of such Notes under Rule 144(k) under the Securities Act. Upon conversion, the right of the converting Noteholder to payment of the Note to be converted shall cease, and in consideration thereof the Company shall deliver Shares as provided in this Condition 5. The right to convert Notes called for redemption will terminate at the close of business on the date fixed for redemption with respect thereto unless the Company defaults in making the payment due upon redemption.

     (5)  The price at which Conversion Shares will be issued by the Company to Noteholders upon conversion will be ¥24,000,000 per Share (the “Conversion Price”), subject to adjustments in the manner provided for in Conditions 5(13) through 5(27). The number of Conversion Shares to be issued on conversion of a Note or Notes will be determined by dividing the principal amount of such Note or Notes by the Conversion Price and subject to Condition 5(6) in case of a fraction of a Share that is not an even hundredth. If a Noteholder requests delivery of ADSs rather than Shares, then the number of Conversion ADSs will be determined by multiplying the number of Conversion Shares determined in accordance with the previous sentence by the number of ADSs representing one Share at the time of conversion.

     (6)  Fractions of Conversion Shares other than even one-hundredths of a Share will not be issued on conversion but instead the Company will make a cash payment in Japanese yen in an amount equal to the portion of the principal of the Note or Notes not converted into Shares or hundredths of Shares to the extent that such amount exceeds ¥10,000. The Company will use its best efforts to amend its Articles of Incorporation prior to the end of June 2000 to permit the payment of dividends on its fractional shares that are even hundredths of a share unless the Articles of Incorporation were so amended prior to the original issuance of the Notes. Unless and until the Company’s Articles of Incorporation are amended to permit the Company to pay dividends on fractional Shares, the Company will not take action that would result in an adjustment of the Conversion Price of the Notes other than to an amount by which ¥24,000,000 is evenly divisible.

     No interest on Notes submitted for conversion will be payable by the Company on any interest Payment Date subsequent to the Conversion Date, except in the situation described in the next sentence. Notes surrendered for conversion during the period from the close of business on any Record Date next preceding any interest Payment Date to the opening of business on such interest Payment Date must be accompanied by payment in Japanese Yen of an amount equal to the interest thereon which the Noteholder will be entitled to receive on such interest Payment Date. No other payment or adjustment for premium, interest or dividends is to be made upon conversion.

     Any dividend or interim dividend payable to shareholders of record on or after the Conversion Date shall be paid in full to the converting Holder in respect of the Conversion Shares issued to such converting Holder upon conversion.

     (7)  A Conversion Right may not be exercised by a Noteholder following the giving of a Termination Notice pursuant to Condition 8 with respect to its Notes.

     (8)  To exercise the Conversion Right the Noteholder must (i) deliver at its own expense during normal business hours to the office of the conversion agent named in Condition 9 (the “Conversion Agent”) a notice of conversion (the “Conversion Notice”) duly completed and in duplicate form obtainable from the office of the Conversion Agent, and (ii) transfer a corresponding principal amount of Notes to the account of the Conversion Agent with Euroclear or Clearstream Luxembourg, and all amounts to be paid by the Noteholder pursuant to Conditions 5(6) and 5(10). A Conversion Notice once received shall be irrevocable and become effective on the day on which the conditions of the first sentence of this Condition 5(8) have been fulfilled. To be effective, a Conversion Notice must be received at least one Trading Day before the last day of the Conversion Period.

     (9)  The “Conversion Date” will be deemed to be the day in Japan immediately following the date on which the Conversion Notice shall have become effective in accordance with Condition 5(8).

     (10)  A Noteholder exercising its Conversion Right must pay any taxes and other duties arising upon conversion of its Notes in the country in which the related Note is deposited for conversion or payable in any jurisdiction upon the issuance or delivery of Shares to or to the order of a person other than the Converting Noteholder. The Company will pay the Japanese stamp duty tax imposed upon the issuance of Shares registered in the name of the Share Custodian and delivered to the Share Custodian’s Agent as set forth in Condition 5(11).

     (11)  Upon the exercise by the Noteholder of any Conversion Right, the Company shall, as soon as practicable, and in any event not later than 14 days (or 21 days in the case specified in clause (b) of the next sentence) in the case of Conversion Shares or not later than seven days that are both New York Business Days and Tokyo Business Days after the Conversion Date in the case of Conversion ADSs, effect delivery of certificates for Conversion Shares or Conversion ADSs, as the case may be, to the relevant Noteholder, in the manner specified below in this Condition 5(11), and the Company shall make the cash payment, if any, as provided in Condition 5(6). The Company agrees it will make every effort to effect delivery of Conversion ADSs within a period of three days that are both New York Business Days and Tokyo Business Days. Certificates for Conversion Shares shall be delivered to the order of the person named in the Conversion Notice (a) within 14 days after the Conversion Date, at the designated office of the agent (the “Share Custodian’s Agent”) in Tokyo of the custodian (the “Share Custodian”) appointed by the Principal Paying Agent or (b) within 21 days after the Conversion Date, at another location specified by the Noteholder, provided that the delivery of Conversion Shares at a place other than the designated office of the Share Custodian’s Agent shall be at the request, risk and expense of the Noteholder. If a converting Noteholder requests delivery of Shares in the form of ADSs, (a) the Company will instruct its stock transfer agent (currently The Sumitomo Trust and Banking Company, Limited) (i) to immediately notify the Depositary or its nominee that such Shares have been registered in the name of the Depositary or its nominee and to provide evidence thereof to the Depositary and (ii) as soon as practicable and in any event within 14 days after the Conversion Date, to issue certificates for the relevant Shares and deliver them to the Depositary or its nominee and (b) the Company will instruct the Depositary to issue ADRs evidencing ADSs in respect of such Shares and deliver such ADRs as specified above in this Condition 5(11). The Share Custodian will initially be The Bank of New York and the Share Custodian’s Agent will initially be The Bank of New York, Tokyo branch. For purposes of this Condition 5(11), the term Share Custodian includes, as appropriate, any nominee for the Share Custodian appointed to act on its behalf. Conversion ADSs will be delivered to DTC for the account of the relevant Noteholder’s Custodian (as defined in Condition 11(3)).

     (12)  The Conversion Price shall be subject to adjustment as provided in Condition 5(13) through 5(27).

     (13)  If the Company shall (a) make any kind of stock split in relation to the Shares, including a free share distribution, a stock dividend or a sub-division of Shares (any of the foregoing, a “Stock Split”), (b) consolidate its outstanding Shares into a smaller number of shares or (c) re-classify any of its Shares into other securities of the Company, then the Conversion Price shall be appropriately adjusted so that the holder of any Note, the Conversion Date in respect of which occurs after the coming into effect of the adjustment described in this Condition 5(13), shall be entitled to receive the number of Shares and/or other securities of the Company which it would have held or have been entitled to receive after the happening of any of the events described above had such Note been converted immediately prior to the happening of such event (or, if the Company has fixed a prior record date for the determination of shareholders entitled to receive any such Shares or other securities issued upon any such Stock Split, consolidations or reclassification, immediately prior to such record date), but without prejudice to the effect of any other adjustment to the Conversion Price made with effect from the date of the happening of such event (or such record date) or any time thereafter. An adjustment made pursuant to this Condition 5(13) shall become effective immediately on the relevant event becoming effective or, if a prior record date is fixed therefor, immediately after the record date; provided that in the case of a relevant transaction which must, under applicable Japanese law, be submitted for approval to a general meeting of shareholders or to a meeting of the Board of Directors of the Company before being legally effective, and which is so approved after the record date fixed for the determination of shareholders entitled to receive such Shares or other securities, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively to immediately after such record date.

     If the Company shall make a Stock Split and the record date therefor is also:

(i) the record date for the issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to Condition 5(14) or Condition 5(15) below, or

(ii) the date of issue of any securities convertible into or exchangeable for Shares which requires an adjustment of the Conversion Price pursuant to Condition 5(17) or Condition 5(20) below, or

(iii) the day immediately before the date of issue of any Shares which requires an adjustment of the Conversion Price pursuant to Condition 5(18) or Condition 5(20) below, or

(iv) the date of issue of any rights or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares which requires an adjustment of the Conversion Price pursuant to Condition 5(19) or Condition 5(20) below, then (except where such Stock Split gives rise to a retroactive adjustment of the Conversion Price under this Condition 5(13)) no adjustment of the Conversion Price in respect of such Stock Split shall be made under this Condition 5(13), but in lieu thereof an adjustment shall be made under Conditions 5(14), (15), (17), (18), (19) or (20), as the case may be, by including in the denominator of the fraction described therein the aggregate number of additional Shares to be delivered pursuant to such Stock Split.

     (14)  If the Company shall grant, issue or offer to the holders of Shares rights or warrants entitling them to subscribe for or purchase Shares:

(a) at a consideration per Share receivable by the Company (determined as provided in Condition 5(22) below) which is fixed on or prior to the record date mentioned below and is less than 95% of the current market price per Share (as defined in Condition 5(21) below) on such record date, or

(b) at a consideration per Share receivable by the Company (determined as aforesaid) which is fixed after the record date mentioned below and is less than 95% of the current market price per Share (as defined as aforesaid) on the date in Japan the Company fixes the said consideration, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect (in a case within (a) above) on the record date in Japan for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) on the date the Company fixes the said consideration by a fraction, of which the numerator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on such record date (in a case within (a) above) or on the date the Company fixes the said consideration (in a case within (b) above) plus the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 5(22) below) for the issue of the total number of Shares initially to be issued on exercise of such rights or warrants would purchase at such current market price per Share specified in (a) or, as the case may be, (b) above and of which the denominator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on such record date (in a case within (a) above) or on the date the Company fixes the said consideration (in a case within (b) above) plus the number of Shares initially to be issued upon exercise of such rights or warrants at the initial subscription or purchase price. Such adjustment shall become effective (in a case within (a) above) immediately after the record date for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) immediately after the date upon which the Company fixes the said consideration but retroactively from immediately after the record date for the said determination.

     If, in connection with a grant, issue or offer of rights or warrants to the holders of Shares entitling them to subscribe for or purchase Shares, any rights or warrants and/or Shares which are not taken up and/or subscribed for or purchased by the persons entitled thereto are offered to and/or subscribed for or purchased by others (whether as placees or members of the public or pursuant to underwriting arrangements or otherwise), no further adjustment shall be required or made to the Conversion Price by reason of such offer and/or subscription or purchase.

     (15)  If the Company shall grant, issue or offer to the holders of Shares rights or warrants entitling them to subscribe for or purchase any securities convertible into or exchangeable for Shares:

(a) at a consideration per Share receivable by the Company (determined as provided in Condition 5(22) below) which is fixed on or prior to the record date mentioned below and is less than 95% of the current market price per Share (as defined in Condition 5(21) below) on such record date, or

(b) at a consideration per Share receivable by the Company (determined as aforesaid) which is fixed after the record date mentioned below and is less than 95% of the current market price per Share (as defined as aforesaid) on the date in Japan the Company fixes the said consideration, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect (in a case within (a) above) on the record date in Japan for the determination of shareholders entitled to receive such rights or warrants or (in a case within (b) above) on the date the Company fixes the said consideration by a fraction, of which the numerator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on such record date (in a case within (a) above) or on the date the Company fixes the said consideration (in a case within (b) above) plus the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 5(22) below) would purchase at such current market price per Share specified in (a) or, as the case may be, (b) above, and of which the denominator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on such record date (in a case within (a) above) or on the date the Company fixes the said consideration (in a case within (b) above) plus the number of Shares initially to be issued upon conversion or exchange of such convertible or exchangeable securities at the initial conversion or exchange price or rate following exercise of such rights or warrants. Such adjustment shall become effective (in a case within (a) above) immediately after the record date for the determination of shareholders entitled to receive such rights or (in a case within (b) above) immediately after the date upon which the Company fixing the said consideration but retroactively from immediately after the record date for the said determination.

     If, in connection with a grant, issue or offer of rights or warrants to the holders of Shares entitling them to subscribe for or purchase securities convertible into or exchangeable for Shares, any rights or warrants which are not taken up and/or subscribed for or purchased by the persons entitled thereto are offered to and/or subscribed for or purchased by others (whether as placees or members of the public or pursuant to underwriting arrangements or otherwise), no further adjustments shall be required or made to the Conversion Price by reason of such offer and/or subscription or purchase.

     (16)  If the Company distributes to the holders of Shares evidences of its indebtedness, shares of capital stock of the Company (other than Shares) or assets (excluding annual cash dividends or interim cash dividends (being cash distributions pursuant to Article 293-5 of the Commercial Code of Japan)) or rights or warrants to subscribe for or purchase such shares or securities (excluding those rights and warrants referred to in Conditions 5(14) and (15) above), then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the record date of the determination of shareholders entitled to receive such distribution by a fraction, of which the numerator shall be the current market price per Share (as defined in Condition 5(21) below) on the record date for the determination of shareholders entitled to receive such distribution less the fair market value (as determined by the Company or, if pursuant to applicable Japanese law such determination is to be made by application to a court of competent jurisdiction, as determined by such court or by an appraiser appointed by such court) of the portion of the evidences of indebtedness, shares, assets, rights or warrants so distributed attributable to one Share, and of which the denominator shall be such current market price per Share without any such reduction in respect of such fair market value. In making a determination of fair market value of any such evidences of indebtedness or shares or assets or rights or warrants, the Board of Directors shall consult a leading securities company or bank in Tokyo selected by it and approved by the Principal Paying Agent and shall take into account fully the advice received from such company or bank. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution; provided that (a) in the case of such a distribution which must, under applicable Japanese law, be submitted for approval to a general meeting of shareholders or be approved by a meeting of the Board of Directors before such distribution may legally be made and is so approved after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such approval being given by such meeting, become effective retroactively immediately after such record date and (b) of the fair market value of the evidences of indebtedness, shares, assets, rights or warrants so distributed cannot be determined until after the record date fixed for the determination of shareholders entitled to receive such distribution, such adjustment shall, immediately upon such fair market value being determined, become effective retroactively immediately after such record date.

     (17)  If the Company shall issue any securities convertible into or exchangeable for Shares (other than the Notes or in any of the circumstances described in Condition 5(15) above and Condition 5(19) below) and the consideration per Share receivable by the Company (determined as provided in Condition 5(22) below) shall be less than 95% of the current market price per Share (as defined in Condition 5(21) below) on the date in Japan on which the Company fixes the said consideration (or, if the issue of such securities is subject to approval by a general meeting of shareholders, on the date in Japan on which the Board of Directors fixes the consideration to be recommended at such meeting), then the Conversion Price, subject to Condition 5(20) below, shall be adjusted by multiplying the Conversion Price in effect on the date of the issue of such convertible or exchangeable securities by a fraction, of which the numerator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the date of such issue plus the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 5(22) below) would purchase at such current market price per Share and of which the denominator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the date of such issue plus the number of Shares initially to be issued upon conversion or exchange of such convertible or exchangeable securities at the initial conversion or exchange price or rate. Such adjustment shall be effective on the calendar day in Japan immediately following the date of the issue of such convertible securities.

     (18)  If the Company shall issue any Shares (other than Shares issued upon conversion or exchange of any convertible or exchangeable securities issued by the Company (including the Notes) or upon exercise of any rights or warrants granted, offered or issued by the Company or in any of the circumstances described in Conditions 5(13) and 5(14) above or issued to shareholders of any company which merges into the Company, in proportion to their shareholding in such company immediately prior to such merger, upon such merger) for a consideration per Share receivable by the Company (determined as provided in Condition 5(22) below) less than 95% of the current market price per Share (as defined in Condition 5(21) below) on the date in Japan the Company fixes the said consideration (or, if the issue of such Shares is subject to approval by a general meeting of shareholders, on the date in Japan on which the Board of Directors fixes the said consideration to be recommended at such meeting), then the conversion Price shall, subject to Condition 5(20) below, be adjusted by multiplying the Conversion Price in effect immediately prior to the issue of such additional Shares by a fraction, of which the numerator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the day immediately prior to the date of issue of such additional Shares plus the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 5(22) below) would purchase at such current market price per Share and of which the denominator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the day immediately prior to the date of issue of such additional Shares plus the number of such additional Shares. Such adjustment shall be effective on the calendar day in Japan of the issue of such additional Shares.

     (19)  If the Company shall issue rights or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares (other than in any of the circumstances described in Conditions 5(14) and (15) above) and the consideration per Share receivable by the Company (determined as provided in Condition 5(22) below) shall be less than 95% of the current market price per Share (as defined in Condition 5(21) below) on the date in Japan the Company fixes the said consideration (or, if the issue of such rights or warrants is subject to approval by a general meeting of shareholders, on the date in Japan the Board of Directors fixes the consideration to be recommended at such meeting), then the Conversion Price shall, subject to Condition 5(20), be adjusted by multiplying the Conversion Price in effect on the date of the issue of such rights or warrants by a fraction, of which the numerator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the date of such issue plus the number of Shares which the aggregate consideration receivable by the Company (determined as provided in Condition 5(22) below) for the issue of the total number of Shares initially to be issued upon exercise of such rights or warrants or conversion or exchange of such securities would purchase at such current market price per Share and of which the denominator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the date of such issue plus the number of Shares initially to be issued upon exercise of such rights or warrants at the initial subscription or purchase price or conversion or exchange of such securities at the initial conversion or exchange price or rate following exercise of such rights or warrants. Such adjustment shall be effective on the calendar day in Japan immediately following the date of the issue of such rights or warrants.

     (20)  If the Company shall make two or more of (and in any combination of) (a) the issue of any securities convertible into or exchangeable for Shares which requires an adjustment of the Conversion Price pursuant to Condition 5(17) above and/or (b) the issue of any Shares which requires an adjustment of the Conversion Price pursuant to Condition 5(18) above and /or (c) the issue of any rights or warrants which requires an adjustment of the Conversion Price pursuant to Condition 5(19) above and the date of issue of any such convertible or exchangeable securities and/or any such rights or warrants and/or the day immediately before the date of issue of any such Shares falls on the same day (the “relevant date”), then no adjustment of the Conversion Price in respect of each such issue shall be made separately under the provisions of the relevant sub-paragraph but in lieu thereof the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the relevant date by a fraction, of which the numerator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the relevant date plus the aggregate of the numbers of Shares which the aggregate consideration receivable by the Company in respect of each of such issues (determined as provided under the relevant sub-paragraph) would purchase at the current market price per Share (determined as provided under the relevant sub-paragraph), and of which the denominator shall be the number of Shares outstanding (having regard to Condition 5(23) below) at the close of business in Japan on the relevant date plus the aggregate of (in the case of (a) above) the number(s) of Shares initially to be issued upon conversion or exchange (determined as provided in Condition 5(17) above), (in the case of (b) above) the number(s) of such additional Shares and (in the case of (c) above) the number(s) of Shares initially to be issued upon exercise of the relevant rights or warrants or conversion or exchange of the relevant convertible or exchangeable securities (determined as provided in Condition 5(19) above). Such adjustment shall be effective as of the calendar day in Japan immediately after the relevant date.

     (21)  For the purpose of this Condition 5, the “current market price per Share” on any date shall be deemed to be the average of the daily closing prices of the Shares for the 30 consecutive trading days commencing 45 trading days before such date. The closing price of the Shares for each trading day shall be the last reported sales price (regular way) of Shares on the Principal Market or, if such a last reported sales price is not available, the average of the closing bid and asked prices of Shares for such day as furnished by any member firm of or market maker for the Shares on the Principal Market selected from time to time by the Company for the purpose and approved by the Principal Paying Agent. If Shares (or depositary shares representing the same) are quoted on the Principal Market in a currency other than U.S. Dollars or consideration is receivable by the Company in a currency other than U.S. Dollars then the current market price or consideration (as applicable) in U.S. Dollars shall be determined based upon the most recently published noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “Noon Buying Rate”) available at the time the Company shall take any action that may result in an adjustment of the Conversion Price. If the Shares are traded on the Principal Market in the form of depositary shares and not in the form of Shares then the daily closing price of the shares for any day shall be the closing price of such depositary shares on such day multiplied by the number of depositary shares representing one Share, converted into U.S. Dollars as provided above if applicable. For the purpose of this Condition 5(21), the term “trading day” means a day when the Principal Market is open for business, but does not include a day when no such last sales price is reported and no such closing bid and offered prices are furnished as aforesaid. If during the said 45-trading day period or any period thereafter up to but excluding the date as of which the adjustment of the Conversion Price in question shall be effected, any event (other than the event which requires the adjustment in question) shall occur which gives rise to a separate adjustment (excluding a retroactive adjustment to take effect on or after such date) to the Conversion Price under the provisions of Condition 5, the current market price as determined above shall be adjusted in such manner and to such extent as the Principal Paying Agent shall in its absolute discretion deem appropriate and fair in order to compensate for the effect of such event.

     (22)  For the purposes of any calculation of the consideration receivable pursuant to Conditions 5(14), (15), (17), (18), (19), (20) above, the following provisions shall be applicable:

(i) in the case of the issue of Shares for cash, the consideration shall be the amount of such cash; provided that in no case shall any deduction be made for any commissions or any expenses paid or incurred by or on behalf of the Company for any underwriting of the issue or otherwise in connection therewith;

(ii) in the case of the issue of Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors (and making such determination of the Board of Directors of the Company shall consult a leading securities company or bank in Tokyo selected by the Board of Directors of the Company and approved by the Principal Paying Agent and shall take fully into account the advice received from such company or bank) or, if pursuant to applicable Japanese law such determination is to be made by application to a court of competent jurisdiction, as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof;

(iii) (x) in the case of the issue of securities convertible into or exchangeable for Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration for any such securities plus the additional consideration (if any) to be received by the Company upon (and assuming) the conversion or exchange of such securities at the initial conversion or exchange price or rate and (y) in the case of the issue of rights or warrants to subscribe for securities convertible into or exchangeable for Shares, the aggregate consideration receivable by the Company shall be the consideration (if any) received by the Company for any such rights or warrants plus the additional consideration to be received by the Company upon (and assuming) the exercise thereof at the initial subscription or purchase price and (if applicable) upon the following conversion or exchange of such securities at the initial conversion or exchange price or rate. The consideration per Share receivable by the Company shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange price or rate (if applicable) following the exercise of such rights or warrants; and

(iv) in the case of this issue of rights or warrants to subscribe for or purchase Shares, the aggregate consideration receivable by the Company shall be deemed to be the consideration (if any) received by the Company for any such rights or warrants plus the additional consideration to be received by the Company upon (and assuming) the exercise of such rights or warrants at the initial subscription or purchase price (the consideration in each case to be determined in the same manner as provided in sub-paragraphs (i) and (ii) above), and the consideration per Share receivable by the Company shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such exercise at the initial subscription or purchase price.

     (23)  If, at the time of computing an adjustment (the “later adjustment”) of the Conversion Price pursuant to any of the Condition 5(14) to Condition 5(20) above (inclusive), the Conversion Price already incorporates an adjustment made (or taken into account pursuant to the proviso to Condition 5(24) below) to reflect the issue of such Shares, rights, or warrants to subscribe for or purchase such Shares or other securities convertible into or exchangeable for such Shares, but such Shares are not outstanding at the time relevant for ascertaining the number of outstanding Shares for the purposes of computing the later adjustment, such Shares shall be deemed to be outstanding for the purposes of making such computation to the extent that the number of the Shares so deemed to be outstanding exceeds the actual number of Shares in issue as a result thereof at the time of making such computation.

     (24)  No adjustment of the Conversion Price shall be required unless such adjustment would result in an increase or decrease in such price of at least one percent; provided that any adjustment which by reason of this Condition 5(24) is not required to be made shall be carried forward and taken into account (as if such adjustment were made at the time when it would be made but for the provisions of this Condition 5(24)) in any subsequent adjustment. All calculations (including, without limitation, calculations of the Conversion Price and the current market price per Share) under this Condition 5 shall be made to the nearest one yen.

     (25)  Notwithstanding the provisions of this Condition 5, the Conversion Price shall not be changed as a result of any adjustment made hereunder to such an extent that, under applicable law then in effect, Notes may not be converted at such changed Conversion Price into legally issued, fully-paid and non-assessable Shares.

     (26)  Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly notify the Principal Paying Agent, the Conversion Agents, the Share Custodian and the Share Custodian’s Agent setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the effective date thereof, and shall promptly give notice to the Noteholders stating that the Conversion Price has been adjusted and setting forth the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment provided that where a notice has been given of such adjustment pursuant to this Condition 5 and such notice shall have correctly stated any information required to be given pursuant to this Condition 5(26), then such notice shall, as to such information, satisfy the requirements of this Condition 5(26).

     (27)  Any reference in this Condition 5 to the date on which the consideration is “fixed” shall be construed as a reference to the first day on which such consideration in a cash amount can be ascertained, where the consideration is originally expressed by reference to a formula and not then ascertainable in a cash amount.

     (28)  The Company and any of its subsidiaries or affiliates may at any time purchase Notes at any price in the open market or otherwise, provided that such purchases are in compliance with all relevant Japanese, U.S. or foreign laws, regulations, administrative orders, administrative acts and other acts and rules of any relevant agency, authority, central bank, department, government, legislature, minister, official, public or statutory corporation, self-regulatory organization or stock exchange.

     (29)  All Notes which are paid or converted into Shares will forthwith be cancelled by reduction in the principal amount of the relevant Global Note. All Notes so cancelled and any Notes purchased pursuant to Condition 5(28) and cancelled pursuant to this Condition 5(29) may not be reissued or resold.

     (30)  The Company shall procure that the authorized share capital of the Company shall always be sufficient for the issuance of Shares to a Noteholder exercising its Conversion Right.

     (31)  The Noteholders will be informed if any adjustment of the Conversion Price described in this Condition 5 will occur in accordance with the provisions of Condition 10 of the Terms and Conditions. The Company will inform the Luxembourg Stock Exchange if any adjustment of the Conversion Price described in Condition 5 will occur and state the amount of Notes that remain outstanding.

     (32)  All services in connection with the conversion of Notes may be performed through the Luxembourg Paying Agent and Conversion Agent.

6. Payments

     (1)  The Company irrevocably undertakes to pay in Japanese yen, when due, principal, interest and other amounts payable pursuant to Conditions 4 and 5. The amounts due in respect of the Notes shall be paid to the Noteholder with due observance of any tax, foreign exchange or other laws and regulations of the country of the relevant Paying Agent without it being permissible to require the execution of an affidavit or compliance with any other formality whatsoever, unless such affidavit or formality is prescribed by the laws of the country of the relevant Paying Agent.

     (2)  Payments of principal of, and interest on, the Global Notes shall be made on the relevant Payment Date (as defined in Condition 6(6)) to Euroclear and Clearstream Luxembourg in Japanese yen. Payment of principal shall be made upon surrender of the relevant Global Note to the Principal Paying Agent.

     (3)  Principal of, and interest on, the Notes and amounts payable pursuant to Condition 5(6) or Condition 7 will be payable in yen at such Paying Agents as the Company may appoint from time to time at which, at the option of the Noteholder, such payments will be made by mailing to such Noteholder’s registered address a yen check drawn on a bank in Japan or by transfer to the registered account maintained by the payee. A Noteholder’s “registered account” means the yen account (in the case of a non-resident of Japan, the non-resident yen account) maintained by or on behalf of it with a bank in Japan, details of which appear on the Register at the close of business on the relevant Record Date and a Noteholder’s “registered address” means its address appearing on the Register at that time. Where payment is to be made by transfer to a registered account, payment instructions will be made for value on the due date. Payment of principal will only be made against presentation or surrender of the relevant Note at the specified office of any Paying Agent.

     (4)  Payments made by the Company in accordance with Condition 6(1) and (2) to Euroclear and Clearstream Luxembourg shall discharge the liability of the Company under the Notes to the extent of the sums so paid.

     (5)  The record date for purposes of payments of principal and interest and other amounts payable pursuant to Condition 6 (the “Record Date”) shall be the tenth Tokyo Business Day preceding the relevant due date. Euroclear and Clearstream Participants will be bound with respect to record dates by the rules of Euroclear and Clearstream Luxembourg in effect from time to time and applicable to such Participants .

     (6)  For the purposes of these Terms and Conditions, “Payment Date” means the day on which the payment is actually to be made, where applicable, as adjusted in accordance with Condition 6(7), and “Due Date” means the date for making such payments as provided herein, without taking account of any such adjustment.

     (7)  If any Due Date for payment of principal or interest in Japanese yen in respect of any Note is not a Tokyo Business Day and a London Business Day, such payment will not be made until the next day which is both a Tokyo Business Day and a London Business Day, and no further interest shall be paid. A “Tokyo Business Day” and “London Business Day” shall be any day on which banks are open for business in Tokyo and London, respectively.

7. Taxation

     All payments of principal and interest by the Company in respect of the Notes held by a Japanese non-resident or a designated financial institution will be made without withholding of, or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority therein or thereof having power to tax, if the Noteholder establishes that the Note is held by or for the account of a Japanese non-resident or a designated financial institution in compliance with the requirements under Japanese tax laws. If such withholding or deduction in respect of Notes held by such Japanese non-resident or designated financial institution is required by law, the Company will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders after such withholding or deduction shall equal the amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note:

(a) to a holder (i) who is for Japanese tax purposes treated as a resident of Japan or a Japanese corporation or (ii) who fails to comply with the Japanese tax law requirements in respect of the exemption from such withholding or deduction or (iii) who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his being connected with Japan otherwise than by reason only of the holding of any Note or the receipt of principal or interest in respect of any Note; or

(b) presented for payment (where presentation is required) more than 30 days after the Relevant Date except to the extent that the holder thereof would have been entitled to such additional amounts on presenting the same for payment as at the expiry of such 30-day period.

     As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Principal Paying Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect shall have been duly published in accordance with Condition 10.

     Any reference in this Note to principal or interest shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertakings or covenants given in addition thereto or in substitution therefor.

     As used herein, a “Japanese non-resident” means a person that is not an individual resident of Japan or a Japanese corporation for Japanese tax purposes and “designated financial institution” means a Japanese financial institution or a Japanese securities company designated by the Special Taxation Measures Law Enforcement Order pursuant to Article 6, paragraph 8 of the Special Taxation Measures Law of Japan (Law No. 26 of 1957, as amended).

8. Events of Default

     If any of the following events occurs:

(a) Non-payment: the Company fails to pay any amount of principal of, premium, if any, or interest on the Notes when payment thereof becomes due and the default continues for a period of 30 days; or

(b) Breach of other obligations: the Company defaults in the performance or observance of any of its other obligations under or in connection with the Notes or the Agency Agreement and such default remains unremedied for 60 days after written notice thereof, addressed to the Company by any Noteholder, has been delivered to the Company or to the specified office of a Paying Agent; or

(c) Cross-default: the Company fails to pay when due any indebtedness for borrowed money of or guaranteed by the Company with an aggregate outstanding principal amount of at least ¥ 300,000,000 (or the equivalent in any other currency or currencies) at its stated maturity or within any applicable grace period, or any indebtedness for borrowed money of the Company with such aggregate principal amount becomes due and payable prior to its stated maturity other than by reason of a permitted prepayment; or

(d) Winding up, etc: a final and non-appealable order of a court of competent jurisdiction is entered or an effective resolution of the Company is passed for the winding-up or dissolution of the Company, except for purposes of a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or the corporation formed as a result thereof effectively assumes all the obligations of the Company under the Notes and the Agency Agreement; or

(e) Receivership, etc.: any secured party takes possession, or a trustee or receiver is appointed, in bankruptcy or insolvency proceedings involving the Company, of all or substantially all of the Company’s assets and undertakings and such possession or appointment continues undischarged and unstayed for a period of 90 days; or

(f) Payment stoppage, etc.: the Company stops payment (within the meaning of the bankruptcy law of Japan) or (otherwise than for purposes of a consolidation, amalgamation, merger or reconstruction as is referred to in (d) above) ceases to carry on business or becomes unable to pay its debts generally as they become due; or

(g) Bankruptcy, etc.: a decree or order by any court having jurisdiction is issued adjudging the Company bankrupt or insolvent, or approving a petition seeking for the Company reorganization under bankruptcy, composition, reorganization or insolvency law of Japan and such decree or order continues undischarged and unstayed for a period of 90 days, or the Company has instituted, or the Company initiates or consents to proceedings relating to itself under bankruptcy, composition, reorganization or insolvency law of Japan or makes a conveyance or assignment for the benefit of, or enters into any composition with, its creditors generally;

any Note may, by written notice addressed by the holder (a “Termination Notice”) thereof to the Company and delivered to the Company or to the specified office of the Paying Agent, be declared immediately due and payable, whereupon it shall become immediately due and payable at its principal amount together with accrued interest without further action or formality (unless it is proven that the event that has led to the Note being declared immediately due and payable has been cured at the time the notice of such declaration is received by the Company or a Paying Agent). Notice of any such declaration shall promptly be given to the Noteholders in accordance with Condition 10.

9. Paying Agents, Conversion Agents and Registrar

       (1)  The Paying Agents, the Registrar and the Conversion Agents (together, the “Agents”) and their respective specified offices are as follows:

Registrar, Principal Paying Agent, and Conversion Agent: The Bank of New York One Canada Square London E14 5AL England Fax: 44-171-893-6399

with a copy to:

The Bank of New York, Singapore Branch
1 Temasek Avenue
#02-01 Milennia Tower
Singapore 039192
Attn: Global Trust Services
Fax: 65-883-0338

Luxembourg Paying Agent and Conversion Agent:

Banque Internationale à Luxembourg S.A.
69, route d’Esch
L-2953 Luxembourg
Attn: Fiscal and Listing Agencies Department
Fax: 352-4590-4227

     (2)  In acting as Agents in connection with the Notes, the Agents act solely as agents of the Company and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

     (3)  The Company reserves the right at any time to vary or terminate the appointment of any of the Agents, and to appoint successor or additional paying agents, successor or additional conversion agents or successor or additional Registrars, provided that so long as the Notes are listed on the Luxembourg Stock Exchange, the Company shall maintain a Paying Agent and Conversion Agent in Luxembourg if the rules and regulations of the Luxembourg Stock Exchange so require. Notice of any change in the Paying Agent, the Conversion Agent or the Registrar, or in the specified office of any Paying Agent, the Conversion Agent or the Registrar shall promptly be given to the Noteholders in accordance with Condition 10.

10. Notices

     Notices to the Noteholders will be valid if published in an English language newspaper of general circulation in the United States and Europe. Any such notice shall be deemed to have been given on the date of such publication (or, if published more than once or on different dates, on the first date on which publication is made), provided that notices to the Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream Luxembourg, for communication by them to their respective participants in substitution for publication as required by this Condition, and provided further that, so long as the Notes are listed on the Luxembourg Stock Exchange, the requirements of that exchange have been complied with and, where such requirements specify publication in a leading newspaper having general circulation in Luxembourg, by such publication in such newspaper have been complied with.

11. Governing Law and Jurisdiction

     (1)  The Notes and these Terms and Conditions shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     (2)  The courts of the State of New York and the federal courts of the United States of America, in each case located in the Borough of Manhattan, The City of New York, shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and these Terms and Conditions. Any legal actions arising out of or in connection with the Notes and these Terms and Conditions may be brought in the courts of the State of New York or the federal courts of the United States of America, in each case located in the Borough of Manhattan, The City of New York. The Company irrevocably submits to the exclusive jurisdiction of any such court in any such action and waives to the fullest extent permitted by law any objection which it may have to the determination of the venue of any such action brought in such court and any claim that any such action brought in such court has been brought in an inconvenient forum.

     (3)  Any person owning a beneficial interest in a Note may in any proceedings against the Company or to which such Noteholder and the Company are parties protect and enforce in its own name its rights arising under its Notes only on the basis of (i) a statement issued by its Custodian (a) stating the full name and address of such person, (b) specifying an aggregate principal amount of Notes credited on the date of such statement to such person’s securities account maintained with such Custodian and (c) confirming that the Custodian has given a written notice to Euroclear or Clearstream Luxembourg, as appropriate, the Common Depositary and the Registrar containing the information pursuant to (a) and (b) and (ii) a copy of the relevant Global Note certified as being a true copy by a duly authorized officer of the Registrar. For purposes of the foregoing, “Custodian” means any bank or other financial institution of recognized standing authorized to engage in the securities custody business with which the owner of a beneficial interest in a Note maintains a securities account in respect of any Notes and includes Euroclear and Clearstream Luxembourg.

12. Amendment

     (1)  The Terms and Conditions of the Notes may be modified or amended by the Company, without the consent of the Noteholders, for the purpose of (a) adding to the covenants of the Company for the benefit of the Noteholders; (b) surrendering any right or power conferred upon the Company; (c) securing the Notes; (d) evidencing the assumption by another legal entity of all of the obligations of the Company with respect to the Notes as the result of a merger, consolidation, or other form of consolidation permitted by Condition 8(d); (e) curing any ambiguity, inconsistency, defect or omission in the Notes or between the Terms and Conditions and the Notes; or (f) complying with mandatory provisions of Japanese law, to all of which each Noteholder, by acceptance hereof, consents.

     (2)  The Terms and Conditions of the Notes may also be modified or amended by the Company, and past defaults thereunder or under the Agency Agreement by the Company may be waived, with the written consent of the Noteholders of not less than sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes outstanding. Any such written consent of holders may be arranged by Company or such holders. Notwithstanding the foregoing, no such modification, amendment or waiver, without the consent of the holder of each Note, may: (a) waive a default in the payment of the principal of or interest on any Note, or change the stated maturity of the principal of or the time for payment of any installment of interest on any Note, or change the currency of payment of the principal of, or interest on, any Note or reduce the principal amount of, or the rate of interest on, any Note, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Note; (b) reduce the above-stated percentage in principal amount of the outstanding Notes required for any modification of or amendment to the terms and conditions of the Notes, or of any waiver of any past default; or (c) modify any of the provisions of this paragraph except to provide that certain other provisions of the Terms and Conditions of the Notes cannot be modified, amended or waived without the consent of the holder of each outstanding Note affected thereby.

13. Miscellaneous

     (1)  No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     (2)  In case any Certificate shall at any time become mutilated or destroyed or stolen or lost and such Certificate or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Company, a new Note of like tenor will be issued by the Company in exchange for the Certificate so mutilated, or in lieu of the Note so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Security, only upon receipt of evidence satisfactory to the Company that such Certificate was destroyed or stolen or lost, and, if required by the Company, upon receipt also of indemnity satisfactory to the Company. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of the Certificate that was mutilated, destroyed, stolen or lost. Every new Certificate issued in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone. Any new Certificate delivered pursuant to this paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

Annex 2

Amount ¥	Certificate No.	ISIN 010958369(Restricted Note) 010958342(Unrestricted Note)

INTERNET INITIATIVE JAPAN INC.

¥15,000,000,000
1.75% Convertible Notes
due 2005

     The Notes in respect of which this Certificate is issued are in registered form and form the series designated as specified in the title (the “Notes”) of Internet Initiative Japan Inc. (the “Company”).

     The Company hereby certifies that ___________ is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of ¥ ________ ( _______ Japanese Yen) or such other amount as is shown from time to time on the register of Noteholders as being represented by this Certificate and is duly endorsed (for information purposes only). For value received, the Company promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the Terms and Conditions, as referred to below.

     The Notes are constituted by, and have the benefit of the terms and conditions (the “Terms and Conditions”) set out in Annex 1 hereto.

     Terms defined in the Terms and Conditions shall have the same meaning in this Certificate.

     The Notes are convertible into shares of common stock, par value ¥50,000 per share, of the Company (the “Conversion Shares”). The converting holders shall have the right to take delivery of the Conversion Shares in the form of ADSs, subject to certain limited exceptions. See Section 5 of the Terms and Conditions.

     This Certificate is evidence of entitlement only. Title to the Notes passes only by surrender hereof, with the form of transfer duly completed and signed by the transferor in the form attached to this Certificate, followed by due registration in the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Certificate is issued.

     The Terms and Conditions are modified as follows in so far as they apply to the Notes in respect of which this Certificate is issued.

Transfer

     Transfers of interests in the Notes with respect to which this Certificate is issued shall be made in accordance with the Terms and Conditions and the Agency Agreement.

     A person transferring the Notes in respect of which this Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Company and the Registrar may require to complete, execute and deliver Certificates.

     The provisions of Condition 2 will otherwise apply, except that new Certificates to be issued upon transfer of Notes will, within 21 days of receipt by the Registrar or an Agent of the form of transfer attached to this Certificate, be mailed by uninsured mail at the risk of the holders entitled to the relevant Notes to the addresses specified in the form of transfer.

     The Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes are being offered and sold only (a) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) in compliance with Rule 144A under the Securities Act and (b) in offers and sales that occur outside the United States to persons other than U.S. persons (“foreign purchasers”, which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in offshore transactions meeting the requirements of Rule 903 of Regulation S under the Securities Act (“Regulation S”). As used herein, the terms “offshore transaction”, “United States” and “U.S. person” have the respective meanings given to them in Regulation S. Each purchaser of Notes, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Company and Goldman Sachs International (the “Initial Purchaser”) as follows:

     (1)  It understands and acknowledges that the Notes and the Conversion Shares have not been registered under the Securities Act or any other applicable securities laws, the Notes are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws, including sales pursuant to Rule 144A under the Securities Act, and the Notes and the Shares issuable on conversion of the Notes may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with the conditions for transfer set forth below.

     (2)  It is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of the Company and it is either: (a) a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act and is aware that any sale of the notes to it will be made in reliance on Rule 144A. Such acquisition will be for its own account or for the account of another Qualified Institutional Buyer; or (b) an institution that, at the time the buy order for the notes was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

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     (3)  It acknowledges that neither the Company nor the Initial Purchaser nor any person representing the Company or the Initial Purchaser has made any representation to it with respect to the Company or this offering or sale of any Notes, other than the information contained in this Offering Circular, which Offering Circular has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. Accordingly, it acknowledges that no representation or warranty is made by the Initial Purchaser as to the accuracy or completeness of such material. It has had access to such financial and other information concerning the Company and the Notes as it has deemed necessary in connection with its decision to purchase any of the Notes, including an opportunity to ask questions of and request information from the Company and the Initial Purchaser.

     (4)  It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing or holding the Notes or the Conversion Shares, and each subsequent holder of the Notes or such Shares by its acceptance thereof will agree, to offer, sell or otherwise transfer such Notes or Shares prior to the date which is two years after the later of the date of the original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes or Shares (or any predecessor thereto)(the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and The Bank of New York, as Registrar, reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (d) or (e) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company or the Registrar as applicable.

     (5)  In connection with any transfer of a Restricted Note prior to the Resale Restriction Termination Date, the holder must provide to the Registrar a certification as to the manner of such transfer.

     (6)  It agrees that it will give to each person to whom it transfers the Notes or the Conversion Shares notice of any restrictions on transfer of such Notes or Shares.

     (7)  If it is a purchaser in a sale that occurs outside the United States within the meaning of Regulation S under the Securities Act, it acknowledges that until the expiration of the “40-day restricted period” within the meaning of Rule 903 of Regulation S under the Securities Act, any offer or sale of the Notes shall not be made by it to a U.S. person or for the account or benefit of a U.S. person within the meaning of Regulation S under the Securities Act.

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     (8)  It acknowledges that the Registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company and the Registrar that the restrictions set forth therein have been complied with.

     (9)  It acknowledges that the Company, the Registrar, the Initial Purchaser and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and agrees that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by it by its purchase of the Notes are no longer accurate, it shall promptly notify the Company, the Registrar and the Initial Purchaser. If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

     (10)  It agrees that it will not deposit any Shares it receives on conversion of Restricted Notes into any unrestricted depositary receipt facility established or maintained by a depositary bank relating to such Shares until the Shares are no longer deemed to be restricted securities within the meaning of Rule 144(a)(3) under the Securities Act.

     (11)  It understands that, unless the Company determine otherwise in accordance with applicable law, until the Resale Restriction Termination Date certificates in respect of the Restricted Notes will bear a legend reflecting the restrictions set forth above.

     The Notes have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 26 of 1948) (as amended) (the “Securities and Exchange Law”) and will be subject to the Special Taxation Measures Law (Law No. 26 of 1957) (as amended) (the “Law”). The Initial Purchaser has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any person resident in Japan (which term as used in this item (i) means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, (a) as part of its distribution at any time and (b) otherwise until 40 days after the issue date of the Notes directly or indirectly offer or sell Notes in Japan or to, or for the benefit of, any resident of Japan, (which term as used in this item (ii) means any person resident in Japan, including any corporation or other entity organised under the laws of Japan but excluding certain financial institutions and securities companies defined in Article 6, paragraph 8 of the Law) or to others for re-offering or re-sale, directly or indirectly, in Japan or to a resident of Japan, so as to satisfy the requirements for the tax exemption as provided for in Article 6 of the Law and any other applicable laws, regulations and ministerial guidelines of Japan.

     The statements set out in the legend above are an integral part of the Notes in respect of which this Certificate is issued and by acceptance hereof the holder of the Notes evidenced by this Certificate or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

Conversion

     Subject to the requirements of Euroclear and Clearstream Luxembourg, the Conversion Right attaching to Notes in respect of which this Certificate is issued may be exercised by the presentation to or to the order of any Conversion Agent of one or more Conversion Notices in the form attached as Exhibit A duly completed by or on behalf of a holder of a book-entry interest in such Note. The exercise of the Conversion Right shall be notified by the Conversion Agent in the form attached as Exhibit B to the Company and the holder of this Certificate. The provisions of Condition 5 shall otherwise apply.

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Payments

     Payments of principal in respect of Notes represented by this Certificate will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this Certificate to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose.

Notices

     So long as the Notes are represented by this Certificate, notices to Noteholders shall be given by delivery as required by the Terms and Conditions except that so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg.

     This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

     This Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York.

Taxation

     Interest Payments on this security will be subject to Japanese withholding tax unless the holder establishes that this Note is held by or for the account of a holder that is not an individual resident of Japan or a Japanese corporation for Japanese tax purposes or is a designated Japanese financial institution described in Article 6 of Paragraph 8 of the special taxation measures law of Japan.

     Interest payments on this security to an individual resident of Japan or a Japanese corporation not described in the preceding paragraph will be subject to Japanese income tax on the amount specified in subparagraphs (a) or (b) below, as applicable:

(a) If interests is paid to an individual resident of Japan or to a Japanese corporation (except as provided in subparagraph (b) below), the amount of such interest;

(b) If interest is paid to a public entity, a financial institution, or a securities company through a Japanese payment handling agent as provided in Article 3-3, Paragraph 6 of the special taxation measures law of Japan, the amount of such interest minus the amount provided in the cabinet order relating to said Paragraph 6.

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     IN WITNESS whereof the Company has caused this Certificate to be signed on its behalf.

     INTERNET INITIATIVE JAPAN INC.

By: _______________________ Name: Title:

Certificate of Authentication

     Certified that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

THE BANK OF NEW YORK, as Registrar

By: _______________________
               Authorized Signatory

Dated:

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FORM OF TRANSFER

     FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Notes in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and yen account for payments of transferee

Dated: ___________ Name: _________________	Certifying Signature: ___________________

OR*

_______________________________
Duly authorized officer

_______________________________
Duly authorized officer

Accepted by:

_______________________________
Duly authorized officer

     *  Where the transferor is a corporation, this form of transfer must be endorsed under its common seal or under the hand of two of its officers duly authorized in writing.

     Note:

(i)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Registrar may require.

(iii)	This form of transfer should be dated as of the date it is deposited with the Registrar.

(iv)	The Noteholder should inform the Registrar of any changes to the information provided in this form of transfer, including changes with respect of the yen account for payments of the Noteholder.

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Annex 3

ISIN XS0109583699	Certificate No.

INTERNET INITIATIVE JAPAN INC.

¥15,000,000,000
1.75% Convertible Notes
due 2005

     The Notes in respect of which this Global Certificate is issued are in registered form and form the series designated as specified in the title (the “Notes”) of Internet Initiative Japan Inc. (the “Company”).

     The Company hereby certifies that The Bank of New York Depositary (Nominees) Limited, is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of up to ¥15,000,000,000 (fifteen billion Japanese Yen) or such lesser amount as is shown from time to time on the register of Noteholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. The aggregate amount of Notes outstanding represented hereby may from time to time be increased up to the foregoing amount or decreased to reflect transfers or exchanges; provided that the aggregate principal amount of Notes outstanding and represented by this and any other Global Certificate shall not exceed such amount. For value received, the Company promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the Terms and Conditions, as referred to below.

     The Notes are constituted by and have the benefit of the terms and conditions (the “Terms and Conditions”) set out in Annex 1 hereto, as modified by the provisions of this Global Certificate.

     Terms defined in the Terms and Conditions shall have the same meaning in this Global Certificate.

     The Notes are convertible into shares of common stock, par value ¥50,000 per share, of the Company (the “Conversion Shares”). The converting holders shall have the right to take delivery of the Conversion Shares in the form of ADSs, subject to certain limited, exceptions. See Section 5 of the Terms and Conditions.

     This Global Certificate is evidence of entitlement only. Title to the Notes passes only by surrender hereof, with the form of transfer duly completed and signed by the transferor in the form attached this Global Certificate followed by due registration in the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Global Certificate is issued.

     The Terms and Conditions are modified as follows in so far as they apply to the Notes in respect of which this Global Certificate is issued.

Transfer

     Transfers of interests in the Notes with respect to which this Global Certificate is issued shall be made in accordance with the Terms and Conditions and the Agency Agreement.

     The Agents will not accept the deposit of this Global Certificate for transfer of any Notes save in the case of transfer into the name of a holder on behalf of Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (“Euroclear”), Clearstream Banking, societe anonyme, (“Clearstream Luxembourg”) or an alternative clearing system (as defined under “Notices” below) unless, (1) Euroclear or Clearstream Luxembourg (or any alternative clearing system on behalf of which the Notes represented by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) there shall have occurred and be continuing an Event of Default.

     In such circumstances, the Company will (in the case of (2), on the request of a Noteholder) cause sufficient definitive Certificates to be executed and delivered to the Registrar for completion, authentication and dispatch to the relevant Noteholders (who, in the case of (2), have so requested the delivery of definitive Certificates). A person with an interest in the Notes in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Company and the Registrar may require to complete, execute and deliver such definitive Certificates.

     Until and including the fortieth day after the later of the commencement of the initial offering of the Notes and the original issue date of the Notes (the “Restriction Date”), an interest in Notes represented by the Unrestricted Global Note may be transferred to a person who takes delivery in the form of an interest in a Note represented by the Restricted Global Note only if the Registrar receives a written certificate of the transferee to the effect that it is purchasing such interest for its own account or for an account or accounts with respect to which it exercises sole investment discretion and that it and, if applicable, each such account is a qualified institutional buyer within the meaning of Rule 144A, in each case in a transaction complying in all respects with the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction. After the Restriction Date, such restrictions and certification requirements will no longer apply to such transfers of Unrestricted Notes. Interests in Notes represented by the Restricted Global Note may be transferred to a person who takes delivery in the form of an interest in the Unrestricted Global Note, whether before, on or after the Restriction Date, only if the Registrar receives a written certificate from the transferor to the effect that such transfer is being made in accordance with Rule 903 of Regulation S.

     The provisions of Condition 2 will otherwise apply, except that new Certificates to be issued upon transfer of Notes will, within 21 days of receipt by the Registrar or an Agent of the form of transfer attached to this Global Certificate, be mailed by uninsured mail at the risk of the holders entitled to the relevant Notes to the addresses specified in the form of transfer.

     [Insert securities Act Legend from Annex 2]

     Definitive Certificates issued in respect of Notes sold in reliance on Rule 144A under the Securities Act shall bear the legend set forth above.

     The statements set out in the legend above are an integral part of the Notes in respect of which this Global Certificate is issued and by acceptance hereof the holder of the Notes evidenced by this Global Certificate or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

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Conversion

     Subject to the requirements of Euroclear and Clearstream Luxembourg, the Conversion Right attaching to Notes in respect of which this Global Certificate is issued may be exercised by the presentation to or to the order of any Conversion Agent of one or more Conversion Notices in the form attached as Exhibit A duly completed by or on behalf of a holder of a book-entry interest in such Note. Deposit of this Global Certificate with the Conversion Agent together with the relevant Conversion Notice shall not be required. The exercise of the Conversion Right shall be notified by the Conversion Agent in the form attached as Exhibit B to the Company and the holder of this Global Certificate. The provisions of Condition 5 shall otherwise apply.

     Where the Notes represented by this Global Certificate are to be converted, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the holder of a book-entry interest in the Notes to be converted that the information and the representations in the Conversion Notice are true and accurate on the date of delivery.

Payments of principal

     Payments of principal in respect of Notes represented by this Global Certificate will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this Global Certificate to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose.

Cancellation

     Cancellation of any Note following its purchase or conversion in accordance with the Terms and Conditions will be effected by a reduction in the principal amount of the Notes in the Register.

Notices

     So long as the Notes are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to the relevant clearing system(s) for communication by it to entitled accountholders in substitution for notification as required by the Terms and Conditions except that (i) so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg.

Enforcement

     This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

     This Global Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York.

Taxation

     Interest Payments on this security will be subject to Japanese withholding tax unless the holder establishes that this Note is held by or for the account of a holder that is not an individual resident of Japan or a Japanese corporation for Japanese tax purposes or is a designated Japanese financial institution described in Article 6 of Paragraph 8 of the special taxation measures law of Japan.

3

     Interest payments on this security to an individual resident of Japan or a Japanese corporation not described in the preceding paragraph will be subject to Japanese income tax on the amount specified in subparagraphs (A) or (B) below, as applicable:

(A)	If interests is paid to an individual resident of Japan or to a Japanese corporation (except as provided in subparagraph (B) below), the amount of such interest;

(B)	If interest is paid to a public entity, a financial institution, or a securities company through a Japanese payment handling agent as provided in Article 3-3, Paragraph 6 of the special taxation measures law of Japan, the amount of such interest minus the amount provided in the cabinet order relating to said Paragraph 6.

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     IN WITNESS whereof the Company has caused this Global Certificate to be signed on its behalf.

__________________ ____, 2000

     INTERNET INITIATIVE JAPAN INC.

By: ____________________________

          Name:
          Title:

Certificate of Authentication

     Certified that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

THE BANK OF NEW YORK, as Registrar

By: ___________________________
               Authorized Signatory

Dated:

5

SCHEDULE A

     Schedule of Reductions or Increases in Principal Amount of Notes in respect of which this Global Certificate is issued

     The following reductions/increases in the principal amount of Notes in respect of which this Global Certificate is issued have been made as a result of (i) exercise of the Conversion Right attaching to Notes, or (ii) repayment or cancellation of Notes, or (iii) transfers of Notes (including transfers of interests between Global Certificates), or (iv) exchanges of interests in the Notes represented by this Global Certificate for definitive Certificates as set out in the Agency Agreement.

Date of Conversion/ Redemptions or Cancellations/ Transfer/Exchange (stating which)	Amount of decrease/increase in principal amount of and number of Notes evidenced by this Global Certificate	Principal amount of and number of Notes evidenced by this Global Certificate following such decrease/increase	Notation made by or on behalf of the Registrar following such decrease/increase

6

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Notes in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and yen account for payments of transferee

Dated: ___________ Name: ______________	Certifying Signature: _____________

OR*

_________________________________

Duly authorized officer

_________________________________

Duly authorized officer

Accepted by:

_________________________________

Duly authorized officer

*  Where the transferor is a corporation, this form of transfer must be endorsed under its common seal or under the hand of two of its officers duly authorized in writing.

Note:

(i)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Registrar may require.

(iii)	This form of transfer should be dated as of the date it is deposited with the Registrar.

(iv)	The Noteholder should inform the Registrar of any changes to the information provided in this form of transfer, including changes with respect of the yen account for payments of the Noteholder.

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Annex 4

ISIN	Certificate No.
XS0109583426

INTERNET INITIATIVE JAPAN INC.

¥15,000,000,000
1.75% Convertible Notes
due 2005

     The Notes in respect of which this Global Certificate is issued are in registered form and form the series designated as specified in the title (the “Notes”) of Internet Initiative Japan Inc. (the “Company”).

     The Company hereby certifies that The Bank of New York Depositary (Nominees) Limited, is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of up to ¥15,000,000,000 (fifteen billion Japanese Yen) or such lesser amount as is shown from time to time on the register of Noteholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. The aggregate amount of Notes outstanding represented hereby may from time to time be increased up to the foregoing amount or decreased to reflect transfers or exchanges; provided that the aggregate principal amount of Notes outstanding and represented by this and any other Global Certificate shall not exceed such amount. For value received, the Company promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the Terms and Conditions, as referred to below.

     The Notes are constituted by and have the benefit of the terms and conditions (the “Terms and Conditions”) set out in Annex 1 hereto, as modified by the provisions of this Global Certificate.

     Terms defined in the Terms and Conditions shall have the same meaning in this Global Certificate.

     The Notes are convertible into shares of common stock, par value ¥50,000 per share, of the Company (the “Conversion Shares”). The converting holders shall have the right to take delivery of the Conversion Shares in the form of ADSs, subject to certain limited, exceptions. See Section 5 of the Terms and Conditions.

     This Global Certificate is evidence of entitlement only. Title to the Notes passes only by surrender hereof, with the form of transfer duly completed and signed by the transferor in the form attached to this Global Certificate followed by due registration in the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Global Certificate is issued.

     The Terms and Conditions are modified as follows in so far as they apply to the Notes in respect of which this Global Certificate is issued.

Transfer

     Transfers of interests in the Notes with respect to which this Global Certificate is issued shall be made in accordance with the Terms and Conditions and the Agency Agreement.

     The Agents will not accept the deposit of this Global Certificate for transfer of any Notes save in the case of transfer into the name of a holder on behalf of Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (“Euroclear”), Clearstream Banking, société anonyme (“Clearstream Luxembourg”) or an alternative clearing system (as defined under “Notices” below) unless, (1) Euroclear or Clearstream Luxembourg (or any alternative clearing system on behalf of which the Notes represented by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) there shall have occurred and be continuing an Event of Default.

     In such circumstances, the Company will (in the case of (2), on the request of a Noteholder) cause sufficient definitive Certificates to be executed and delivered to the Registrar for completion, authentication and dispatch to the relevant Noteholders (who, in the case of (2), have so requested the delivery of definitive Certificates). A person with an interest in the Notes in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Company and the Registrar may require to complete, execute and deliver such definitive Certificates.

     The provisions of Condition 2 will otherwise apply, except that new Certificates to be issued upon transfer of Notes will, within 21 days of receipt by the Registrar or an Agent of the form of transfer attached to this Global Certificate, be mailed by uninsured mail at the risk of the holders entitled to the relevant Notes to the addresses specified in the form of transfer.

Conversion

     Subject to the requirements of Euroclear and Clearstream Luxembourg, the Conversion Right attaching to Notes in respect of which this Global Certificate is issued may be exercised by the presentation to or to the order of any Conversion Agent of one or more Conversion Notices in the form attached as Exhibit A duly completed by or on behalf of a holder of a book-entry interest in such Note. Deposit of this Global Certificate with the Conversion Agent together with the relevant Conversion Notice shall not be required. The exercise of the Conversion Right shall be notified by the Conversion Agent in the form attached as Exhibit B to the Company, the Registrar and the holder of this Global Certificate. The provisions of Condition 5 shall otherwise apply.

     Where the Notes represented by this Global Certificate are to be converted, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the holder of a book-entry interest in the Notes to be converted that the information and the representations in the Conversion Notice are true and accurate on the date of delivery.

Payments

     Payments of principal in respect of Notes represented by this Global Certificate will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this Global Certificate to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose.

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Notices

     So long as the Notes are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to the relevant clearing system(s) for communication by it to entitled accountholders in substitution for notification as required by the Terms and Conditions except that (i) so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg.

Enforcement

     This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

     This Global Certificate is governed by, and shall be construed in accordance with, the laws of the State of New York.

Taxation

     Interest Payments on this security will be subject to Japanese withholding tax unless the holder establishes that this Note is held by or for the account of a holder that is not an individual resident of Japan or a Japanese corporation for Japanese tax purposes or is a designated Japanese financial institution described in Article 6 of Paragraph 8 of the special taxation measures law of Japan.

     Interest payments on this security to an individual resident of Japan or a Japanese corporation not described in the preceding paragraph will be subject to Japanese income tax on the amount specified in subparagraphs (A) or (B) below, as applicable:

(A)	If interests is paid to an individual resident of Japan or to a Japanese corporation (except as provided in subparagraph (B) below), the amount of such interest;

(B)	If interest is paid to a public entity, a financial institution, or a securities company through a Japanese payment handling agent as provided in Article 3-3, Paragraph 6 of the special taxation measures law of Japan, the amount of such interest minus the amount provided in the cabinet order relating to said Paragraph 6.

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IN WITNESS whereof the Company has caused this Global Certificate to be signed on its behalf.

__________________ _____, 2000

INTERNET INITIATIVE JAPAN INC.

By:_________________
          Name:
          Title:

Certificate of Authentication

     Certified that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

THE BANK OF NEW YORK, as Registrar

By:__________________________
                    Authorized Signatory

Dated:

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SCHEDULE A

     Schedule of Reductions or Increases in Principal Amount of Notes in respect of which this Global Certificate is issued

     The following reductions/increases in the principal amount of Notes in respect of which this Global Certificate is issued have been made as a result of (i) exercise of the Conversion Right attaching to Notes, or (ii) repayment or cancellation of Notes, or (iii) transfers of Notes (including transfers of interests between Global Certificates), or (iv) exchanges of interests in the Notes represented by this Global Certificate for definitive Certificates as set out in the Agency Agreement.

Date of Conversion/ Redemptions or Cancellations/ Transfer/Exchange (stating which)	Amount of decrease/increase in principal amount of and number of Notes evidenced by this Global Certificate	Principal amount of and number of Notes evidenced by this Global Certificate following such decrease/increase	Notation made by or on behalf of the Registrar following such decrease/increase

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FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Notes in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and yen account for payments of transferee

Dated: ___________ Name: ______________	Certifying Signature: _____________

OR*

_________________________________

Duly authorized officer

_________________________________

Duly authorized officer

Accepted by:

_________________________________

Duly authorized officer

*  Where the transferor is a corporation, this form of transfer must be endorsed under its common seal or under the hand of two of its officers duly authorized in writing.

Note:

(i)	A representative of the Noteholder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Registrar may require.

(iii)	This form of transfer should be dated as of the date it is deposited with the Registrar.

(iv)	The Noteholder should inform the Registrar of any changes to the information provided in this form of transfer, including changes with respect of the yen account for payments of the Noteholder.

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Exhibit A

¥15,000,000,000

1.75% Convertible Notes due 2005

INTERNET INITIATIVE JAPAN INC.

CONVERSION NOTICE

(Please read the notes overleaf before completing this Notice)

Name:___________________

Date:___________________

Address:________________

Signature:________________

Delivery of the Conversion Notice will constitute confirmation by the holder of a beneficial interest in the Notes to be converted of Internet Initiative Japan Inc. (“IIJ”) that the information and the representations in the Conversion Notice are true and accurate on the date of delivery.

As the Notes to be converted are represented by a Certificated Note and the Notes are cleared through Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), the Conversion Notice must be signed by or on behalf of the beneficial owner of the Notes and sent to the Conversion Agent on behalf of the Company.

To:     Internet Initiative Japan Inc.

I/We, being the holder(s) of a beneficial interest in the Notes specified below, hereby irrevocably elect to convert such Notes into shares of common stock, par value ¥50,000 per share of IIJ in registered form (the “Conversion Shares”) in accordance with Condition 5 of the Terms and Conditions of the Notes (the “Terms and Conditions”) and apply for the Conversion Shares to be delivered on conversion.

1.     Total principal amount of Notes to be converted: ____________________

               These Notes represent a co-ownership/beneficial interest in the Certificated Note

2.     I/we hereby request to take delivery of Conversion Shares in the form of Conversion ADSs.

               [               ]*

*check the box if you request to take delivery of Conversion Shares in the form of Conversion ADSs.

If fractional shares representing 1/100th of a Share or integral multiples thereof arise and in the event that I/we request to take delivery of Conversion Shares in the form of Conversion ADS, I/we hereby further request that a certificate of such fractional shares be issued and delivered.

3.     I/we hereby request that the Conversion Shares or Conversion ADSs (together with any other securities, property or cash) required to be delivered upon conversion be delivered via Euroclear/Clearstream Luxembourg to ___________ (account no.) to the order of __________ (Euroclear/Clearstream Luxembourg member).

4.     Any cash payments due under Condition 5 of the Terms and Conditions should be paid to Euroclear’s yen account at the Industrial Bank of Japan, Ltd., Tokyo.

5.     I/we hereby declare that all approvals, consents and authorizations (if any) required by law to be obtained by me/us prior to the said conversion have been obtained and are in full force and effect and that any applicable condition thereto has been complied with by me/us.

6.     At the time of signing and delivery of this Conversion Notice, I/we represent and agree that I/we, or the person who has an interest in the Notes to be converted, is

(A)	not a U.S. person (within the meaning of Regulation S under the United States Securities Act of 1933 (the “Securities Act”)) and I/we, or such person, purchased such Notes, or an interest therein, in a transaction made in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, prior to the expiration of 40 days after such conversion, I/we or it will not offer, sell, pledge or otherwise transfer such Conversion Shares and/or Conversion ADSs except (a) to a person who the purchaser and any person acting on its behalf reasonably believe is a qualified institutional buyer (“QIB”) purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act, or (b) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S; or

(B)	a QIB and understands that the Conversion Shares and/or Conversion ADSs to be delivered upon conversion of such Notes have not been and will not be registered under the Securities Act and covenants: (i) not to deposit or cause to be deposited such Conversion Shares and/or Conversion ADSs into a depositary receipt facility (if any) established or maintained by a depositary bank other than a Rule 144A restricted depositary receipt facility (if any), so long as such Conversion Shares and/or Conversion ADSs are “restricted securities” within the meaning of Rule 144A(a)(3) of the Securities Act and (ii) that if I/we, or such person, should sell or transfer such shares, I/we, or such person, will do so only in compliance with the Securities Act and other applicable laws and only (a) to IIJ, (b) pursuant to Rule 144A to a person that the holder reasonably believe in a QIB within the meaning of Rule 144A purchasing for its own account or for the account of a QIB whom the holder has informed, in each case, that the resale or other transfer is being made in reliance on Rule 144A (c) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S (and not in a pre-arranged transaction resulting in the resale of such Conversion Shares and/or Conversion ADSs into the United States) pursuant to a registration statement which has been declared effective under the Securities Act or (e) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) subject, in the case of (b), to the delivery by the transferee or other purchaser to the transferor of a covenant similar in all material respects to those given in (i) and (ii) above, and in each case in accordance with any applicable securities laws of any state of United States. I/we further acknowledge that IIJ and its affiliates and other will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreement.

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PLEASE NOTE: (i)	This Conversion Notice will be void unless the introductory details, Sections 1, 2, 3 and 4 are completed.

(ii)	Your attention is drawn to Condition 5 of the Terms and Conditions with respect to the conditions precedent which must be fulfilled before the Notes specified above will be treated as effectively eligible for conversion.

(iii)	Transfer of shares or other securities or property will be made at the risk and expense of the converting Noteholder and the converting Noteholder will be required to prepay the expenses of, and submit any necessary documents required in order to effect, dispatch in the manner specified.

(iv)	If as contemplated by the Terms and Conditions the converting Noteholder becomes entitled to additional Conversion Shares or Conversion ADSs (together with any other securities, property or cash), they will be delivered or dispatched in the same manner as the Conversion Shares or Conversion ADSs or other securities, property and cash or, as the case may be, cash payments in lieu of delivery of Conversion Shares or Conversion ADSs pursuant to Condition 5 previously issued or paid pursuant to the relevant Conversion Notice.

(v)	Notes surrendered for conversion during the period from the close of business on any Record Date next preceding any interest Payment Date to the opening of business on such interest Payment Date must be accompanied by payment in Japanese Yen of an amount equal to the interest thereon which the Noteholder will be entitled to receive on such interest Payment Date.

               For Agent’s use only:

1.     Note conversion identification reference:

2.     Conversion Date: _____________________ .

3.     Aggregate principal amount of Notes in respect of which Notes have been deposited for conversion: _______________.

4.     Conversion Price on Conversion Date: _________________.

5.     Number of Conversion Shares or Conversion ADSs deliverable: ___________________ [Shares and fractional shares representing 1/100th of a share or integral multiples thereof ][ADSs].

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6.     (If applicable and an amount over ¥10,000) amount of cash payment due to converting Noteholder under Condition 5 of the Terms and Conditions in respect of fractions of Conversion Shares or Conversion ADSs representing less than 1/100 of a Share: ________________.

7.     (If applicable) amount of any cash payment in lieu of delivery of Conversion Shares due under Condition 5 of the Terms and Conditions: _________________.

Note: The Conversion Agent must complete items 1 to 5 and (if applicable) 6 and/or 7.

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Exhibit B

Form of notification to be sent by facsimile transmission by the
Conversion Agent to the Company, the Transfer Agent and the Registrar

¥15,000,000,000

1.75% Convertible Notes
INTERNET INITIATIVE JAPAN INC.

To:	The Bank of New York, as Registrar

To:	The Sumitomo Trust and Banking Co., Ltd., as Transfer Agent

To:	Internet Initiative Japan Inc.

To:	The Bank of New York, Tokyo Branch, as Share Custodian’s Agent

Note conversion identification reference:

(A)

(B)

(C)

(D)

(E)

(F)

(G)

(H)

Regards

Conversion Agent

Explanation

Against the letters (A) to (H) inclusive will be inserted the following information with respect to the relevant Conversion Notice.

(A)	=	name and address of converting holder of a beneficial interest in the Notes

(B)	=	total principal amount of Notes to be converted by the same holder of a beneficial interest in the Notes

(C)	=	number of Conversion Shares (including fractional shares representing 1/100th of a Share or integral multiples thereof and excluding fractional shares less than 1/100th) or Conversion ADSs issuable

*(D)	=	(if applicable) amount of cash payment due under Condition 5 of the Terms and Conditions to converting Noteholder in respect of fractions of Conversion Shares or Conversion ADSs representing less than 1/100th of a Share.

(E)	=	Payment from the Noteholder accompanying the request for conversion

(F)	=	The amount of any other cash payable upon conversion

(G)	=	the Conversion Date and the Conversion Price in respect of the conversion

(H)	=	name and address of person to whom, if applicable, Conversion Shares or Conversion ADSs, a check in respect of cash payments in lieu of delivery of Conversion Shares or Conversion ADSs pursuant to Condition 5 of the Terms and Conditions etc. are to be transferred or dispatched, and manner of transfer, dispatch or collection

*	According to Condition 5(6) of the Terms and Conditions, the Company has to make such payment only if the amount due exceeds ¥10,000.

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Exhibit C

Form of notification to be sent by facsimile transmissions by the
Share Custodian’s Agent to the Conversion Agent which has sent the relevant
Conversion Notice

¥15,000,000,000

1.75% Convertible Notes
INTERNET INITIATIVE JAPAN INC.

To:	The Bank of New York as Conversion Agent

To:	Banque Internationale à Luxembourg as Conversion Agent

Note conversion identification reference: __________________

(A)

(B)	(i)

(ii)

(iii)

(C)

(D)

Regards,

THE BANK OF NEW YORK, TOKYO BRANCH

By:_______________
               Name:
               Title:

Explanation

Against the letters (A) to (D) inclusive must be inserted the following information with respect to the delivery of Conversion Shares upon conversion:

(A)	=	the identification code and number of the Agent who forwarded the copy of the Conversion Notice in respect of the Notes that have been converted.

(B)	=	number of Conversion Shares (including fractions of 1/100th of a Share or integral multiples thereof) delivered upon conversion

(C)	=	the date of transfer or dispatch of the Conversion Shares and any securities, property or cash or the date the same were made available at the head office of the Principal Paying Agent or the Luxembourg Paying Agent

(D)	=	(if applicable) the name and address of the person (which will be the Depositary in case of a conversion into ADSs) to whom or to whose order the conversion Shares and/or cash, if any, were transferred or dispatched and, if applicable, the address to which and the manner in which they were transferred or dispatched.

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